                                                                    EXHIBIT 10.4


                       ------------------------------

                            AIRCRAFT LEASE AGREEMENT

                                  DATED AS OF

                               NOVEMBER 25, 1996

                                    BETWEEN

                          PEGASUS CAPITAL CORPORATION

                                   AS LESSOR

                                      AND

                           KITTY HAWK AIRCARGO, INC.

                                   AS LESSEE

                     ONE (1) BOEING MODEL 727-251 AIRCRAFT
                            U.S. REGISTRATION N264US
                       MANUFACTURER'S SERIAL NUMBER 19983
                AND THREE (3) PRATT AND WHITNEY JT8D-7B ENGINES

                       ------------------------------

COUNTERPART NO. 3 OF 6 SERIALLY NUMBERED, MANUALLY EXECUTED COUNTERPARTS. TO THE EXTENT THAT THIS AIRCRAFT LEASE AGREEMENT CONSTITUTES CHATTEL PAPER UNDER THE UNIFORM COMMERCIAL CODE IN THE U.S. OR ANY CORRESPONDING LAW IN ANY FOREIGN JURISDICTION, NO SECURITY INTEREST IN THIS AIRCRAFT LEASE AGREEMENT MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART HERETO OTHER THAN COUNTERPART NO.1.

                                    INDEX

SECTION                      HEADING                                PAGE
-------                      -------                                ----
     Preamble                                                         1

1.   Definitions                                                      1
2.   Lease and Conditions                                             7
3.   Delivery and Acceptance; Term                                    9
4.   Rent                                                            10
5.   Representations and Warranties                                  12
6.   Possession and Use                                              15
7.   Information                                                     21
8.   Covenants of Lessee                                             22
9.   Replacement of Parts; Alterations, Modifications and
     Additions                                                       24
10.  General Tax Indemnity                                           25
11.  Casualty Occurrences                                            26
12.  Insurance                                                       29
13.  Indemnification                                                 32
14.  Liens                                                           33
15.  Perfection of Title and Further Assurances                      33
16.  Return of Aircraft and Records                                  34
17.  Events of Default                                               37
18.  Remedies                                                        39
19.  Alienation                                                      42
20.  Miscellaneous                                                   43

EXHIBITS

EXHIBIT    A          Description of Aircraft                         I
EXHIBIT    B          Aircraft Document Summary                      II
EXHIBIT    C          Definitions and Values                        III
EXHIBIT    D          Form of Lease Supplement                       VI
EXHIBIT    E          Return Condition Requirements                  IX
EXHIBIT    F          Delivery and Other Requirements               XII
EXHIBIT    G          Maintenance Recording Requirements            XIV
EXHIBIT    H          (Intentionally Omitted)                       XVI
EXHIBIT    J-l/J-2    Casualty Values                              XVII
EXHIBIT    K          Hush Kits

                            AIRCRAFT LEASE AGREEMENT

THIS AGREEMENT, dated as of November 25, 1996, is by and between PEGASUS CAPITAL CORPORATION a California corporation ("Lessor"), and KITTY HAWK AIRCARGO, INC., a Texas corporation ("Lessee").

                                   WITNESSETH

WHEREAS, Lessee desires to lease from Lessor, and Lessor is willing to lease to Lessee, the Aircraft described herein, upon and subject to the following terms and conditions.

NOW THEREFORE, for and in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lessor and Lessee hereby agree as follows:

Section 1. Definitions.

Unless the context otherwise requires, the following terms shall have the following respective meanings for all purposes of this Agreement and shall be equally applicable to both the singular and the plural forms of the terms herein defined:

Aircraft shall mean the Airframe, together with: (i) the three (3) Engines, whether or not installed on the Aircraft; (ii) all Parts and all components thereof; (iii) all ancillary Aircraft or devices furnished with the Aircraft under this Lease; (iv) all Aircraft Documents, and (v) all substitutions, replacements and renewals of any and all thereof.

Aircraft Documents shall mean the maintenance and inspection records and all other current and historical records and documentation pertaining to the Aircraft, including, without limitation, the items identified in Exhibit B hereto, those generated by Lessee during the Term, and all such documents and records required to be maintained under Applicable Law and in accordance with the requirements of the FAR Part 121.380, as set forth in Exhibit G hereto.

Airframe shall mean: (a) the Boeing model 727-251 airframe (excluding Engines or engines from time to time installed thereon) bearing manufacturer's serial number 19983 and U.S. Registration N264US; and (b) any and all Parts which are from time to time incorporated or installed on or attached thereto or which have been removed therefrom so long as title thereto remains vested in Lessor in accordance herewith, including the terms of Section 9 hereof.

Applicable Law shall mean: (i) any law, statute, decree, constitution, regulation, order, judgment, rule, license, permit, injunction or other directive of any Governmental Entity; (ii) any treaty, pact, compact or other agreement to which any Governmental Entity is a signatory or party; (iii) any judicial interpretation with binding characteristics or application of those described in (i) or (ii) above; (iv) any administrative interpretation with binding characteristics or application of those described in (i) or (ii) above; and (v) any amendment or revision of any of those described in (i), (ii), (iii) or (iv) above, and in each case, which is applicable to the Aircraft and its use and operation, the Lessee, any Sublessee, or the transactions contemplated by this Lease and the Operative Agreements.

Approved Insurance Broker shall mean that insurance broker of internationally recognized responsibility and standing specializing in Aircraft insurance as is reasonably acceptable to and approved by Lessor.

Approved Insurer shall mean that insurer of internationally recognized responsibility and standing effecting Aircraft insurance as is reasonably acceptable to and approved by Lessor.

Approved Maintenance Provider shall mean: (i) with respect to any scheduled maintenance or any modification or alteration to the Aircraft, Lessee, Hamilton Aviation of Tucson, Arizona or Aero Corporation of Lake City, Florida, or AAR of Oklahoma, or any other Person which is an FAA approved maintenance facility and which is approved in advance in writing by Lessor to perform maintenance on the Aircraft; and (ii) with respect to any other required maintenance hereunder, an FAA approved maintenance facility which is approved in writing, in advance, by Lessor.

Basic Rent shall mean the rent for the Aircraft specified on Exhibit C and payable throughout the Term for the Aircraft pursuant to Section 4(a) hereof.

Basic Rent Payment Date shall mean the day for payment of Basic Rent determined in accordance with Exhibit C. It is further understood and agreed that if a Basic Rent Payment Date shall fall on a day which is not a Business Day, any payment due on such Basic Rent Payment Date shall be made on the preceding Business Day.

Business Day shall mean any day other than a Saturday, Sunday or other day on which banking institutions in Dallas, Texas, or San Francisco, California are authorized or required by law to be closed.

Cargo Door shall mean the modifications made to the Airframe to convert the same from passenger to cargo configuration, including the cargo door kit manufactured by Aeronautical Engineers, Inc., STC #'s SA1797SO and SA1798SO.

Casualty Occurrence shall mean any of the following events with respect to the Aircraft, Airframe or any Engine: (a) loss of such property or its use due to theft or disappearance for a period in excess of sixty (60) consecutive days, or destruction, damage beyond economic repair, or rendition of such property permanently unfit for normal use by Lessee for any reason whatsoever; (b) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss or on the basis of a compromised or constructive total loss; (c) the condemnation, confiscation, appropriation or seizure of, or requisition of title to, such property; or the use of such property by any Governmental Entity or purported Governmental Entity, which in any such case shall have resulted in the loss of possession thereof by Lessee for a period in excess of sixty (60) consecutive days (or for such shorter period ending on the date which is the date of receipt of an insurance settlement with respect to such property on the basis of a total loss); (d) the disposal of such property by an administrator of Lessee (including a receiver, manager, liquidator or provisional liquidator) or any official exercising similar powers pursuant to applicable bankruptcy law, or any similar statute, or any disposal of such property by an administrator of Lessee or any person exercising similar powers pursuant to any security interest over the assets of Lessee; or (e) the occurrence of any event described in Section 6(a)(iii)(4) hereof. A Casualty Occurrence with respect to the Airframe shall constitute a Casualty Occurrence with respect to the Aircraft.

Casualty Value shall mean Six Million Four Hundred Thousand Dollars (US$640,000.00), or if the Lessee notifies Lessor that the Hush Kits are to be insured by Lessee under policies of insurance as provided in Exhibit K hereto, then Four Million Five Hundred Thousand Dollars (U.S.$4,500,000.00), or, in either case, such greater value as shall be agreed between Lessor and Lessee during the Term, as allocated in Exhibits J-1 and J-2 hereto.

Commencement Date shall mean the date of Lease Supplement No.1.

Default shall mean an event which would constitute an Event of Default but for the lapse of time or the giving of notice or both.

Delivery Location shall mean the location specified in Exhibit C hereto for the delivery of the Aircraft by Lessor to Lessee.

Dollars shall mean lawful currency of the United States of America.

Engine shall mean any Engine installed on or furnished with the Aircraft on the Delivery Date, such Engines being identified as to manufacturer, type and manufacturer serial number in Exhibit A hereto, and any Replacement Engine which may from time to time be substituted therefor pursuant to Section 11 or 16 hereof; together in each case with any and all Parts (excluding the Hush
Kits) incorporated or installed in or attached thereto and any and all Parts (excluding the Hush Kits) removed therefrom so long as title thereto remains vested in Lessor in accordance with the terms of Section 9 hereof after removal from such Engine. Except as otherwise set forth herein, at such time as a Replacement Engine shall be so substituted, such replaced Engine shall cease to be an Engine hereunder. The term "Engines" means, as of any date of determination, all Engines then leased hereunder.

Estimated Delivery Date shall mean the date specified on Exhibit C hereto.

Event of Default shall mean the occurrence of any of the events specified in
Section 17 hereof.

Expiration Date shall mean the date which is thirty (30) days after the Last Basic Rent Payment Date, unless sooner terminated as provided herein, or extended pursuant to Section 21 hereof.

FAA shall mean the Federal Aviation Administration of the United States Department of Transportation or any successor thereto.

FAR shall mean the Federal Aviation Regulations promulgated under the Federal Aviation Act, as amended and supplemented from time to time.

Federal Aviation Act shall mean 49 U.S.C. Section 40101 et. seq., as amended and as in effect on the date of this Lease, or any successor or substituted U.S. legislation at the time in effect and applicable.

Governmental Entity shall mean and include: (i) the FAA; (ii) any national, state, or local government (whether domestic or foreign), any political subdivision thereof or local jurisdiction therein; (iii) any board, commission, department, division, organ, instrumentality, court or agency of any entity described in (ii) above, however constituted, and (iv) any association, organization or institution of which any entity described in (ii) or (iii) above is a member or to whose jurisdiction any such entity is subject or in whose activities any such entity is a participant but only (except for purposes of defining "Applicable Law" above) to the extent that any entity described in (i) through (iv) above has jurisdiction over this Lease, the Operative Agreements or the Aircraft and its operations, or any of the parties hereto.

Hush Kit shall mean all noise reduction hardware as described in Exhibit K hereto, and as acquired by the Lessee from the Federal Express Corporation, as may be installed by Lessee on the Airframe and the Engines from time to time, together with relevant data, manuals, and documents.

Indemnities shall mean, collectively, the Lessor, and any Lessor Lender, and their respective officers, directors, shareholders, controlling persons, agents, and employees, and their respective successors and assigns.

Lease Agreement, this Lease Agreement, this Lease, this Agreement, herein, hereunder or other like words shall mean this Lease and all Exhibits, Lease Supplements, amendments or modifications hereto or thereto from time to time entered into.

Lease Identification shall mean a placard in the form set forth in Exhibit C hereto.

Lease Payment shall mean the amount specified in Exhibit C hereto.

Lease Supplement shall mean Lease Supplement No. 1, substantially in the form of Exhibit D hereto.

Lessor Lender shall mean any Person(s) to whom Lessor grants a security interest in the Aircraft and/or this Lease and the other Operative Agreements, pursuant to Section 19 hereof, for the purpose of any financing by Lessor.

Lessor's Estate shall mean all estate, right, title and interest of the Lessor in and to the Aircraft, the Lease, the Lease Supplement, any bill of sale, any warranty with respect to the Airframe or the Engines, all amounts of Basic Rent and Supplemental Rent, including, without limitation, insurance proceeds and requisition, indemnity or other payments of any kind for or with respect to the Aircraft (other than the Hush Kits).

Lessor's Liens shall mean Liens on the Aircraft (other than the Hush Kits) or the Lessor's Estate arising as a result of: (i) claims against Lessor or the Lessor's Estate not related to the transactions contemplated by this Lease; or
(ii) acts or omissions of Lessor, not contemplated and expressly permitted under this Lease; or (iii) Taxes imposed against Lessor, the Lessor's Estate, or the Aircraft which are not indemnified against by Lessee pursuant to Section 10 hereof; or (iv) claims against Lessor, Lessor's Estate or the Aircraft arising out of the voluntary transfer by Lessor of all or any part of its interests in the Lessor's Estate, the Aircraft or this Lease, other than a transfer pursuant to Sections 11 or 18 hereof; or (v) Liens granted by the Lessor to any Lessor Lender.

Lien shall mean any mortgage, pledge, lien, charge, encumbrance, hypothecation, lease, exercise of rights, security interest or claim (including any imposed with respect to any Taxes, or any airport or landing fees or related charges).

Maintenance Program shall mean the Lessee's FAA-approved maintenance program for Boeing model 727-200 Aircraft, or such other FAA-approved manufacturer's maintenance program as in effect from time to time for the Aircraft encompassing scheduled maintenance, condition-monitored maintenance and on-condition maintenance of the Airframe, Engines and components of the Aircraft as shall be approved by Lessor. Upon request by Lessor, a copy of such Maintenance Program shall be provided to Lessor by Lessee.

Maintenance Reserves shall mean the Maintenance Reserve Payments for the Aircraft specified on Exhibit C payable by the Lessee throughout the Term pursuant to Section 4(a) and Section 6(g) hereof.

Operative Agreements shall mean this Lease, any Lease Supplement, any Permitted Sublease, the Letter Agreement (as defined in Lease Supplement No. 1), and any other documents and agreements executed and delivered by Lessor, Lessee and any

Sublessee, or any Lessor Lender or any other Person in furtherance of the transactions contemplated hereby.

Parts shall mean all appliances, components, parts, instruments, appurtenances, avionics, accessories, furnishings, Hush Kits, the Cargo Door, and all other equipment of whatever nature (other than complete Engines or engines), which may now or from time to time be incorporated or installed in or attached to the Airframe or any Engine. Except as otherwise set forth herein, only at such time as a replacement part shall be substituted for a Part in accordance with
Section 9 hereof, shall the Part so replaced cease to be a Part hereunder.

Permitted Lien shall mean: (i) any Lien for Taxes which are either not assessed or, if assessed, are not yet due and payable or are being contested in good faith by appropriate proceedings so long as such proceedings shall not involve any danger of the sale, forfeiture or loss of the Aircraft; or (ii) any undetermined or inchoate Lien of a repairer, carrier, hangarkeeper, material supplier or other similar Lien arising in the ordinary course of business in respect of obligations which are not overdue or which have been adequately bonded or are being contested in good faith by appropriate proceedings; provided that (in the case of both (i) and (ii)) such proceedings, or the continued existence of such Lien, do not involve any danger of the sale, forfeiture or loss of the Aircraft; or (iii) the respective rights of the parties to the Operative Agreements as set forth therein, and any Liens expressly permitted thereby including Liens granted by the Lessor to any Lessor Lender.

Permitted Sublease shall mean: (i) any charter agreement, "wet lease", ACMI agreement, or other contract for the use of the Aircraft under the terms of which Lessee retains possession and operational control of the Aircraft at all times; or (ii) or any sublease or other contract between Lessee and a Sublessee whereby Lessee does not retain possession and operational control of the Aircraft, provided that Lessor has expressly accepted and approved the same in writing subject to the provisions of Section 6(a)(ii) hereof.

Person shall mean and include any individual, corporation, company, limited liability company, partnership, firm, joint stock company, joint venture, trust, estate, unincorporated organization, association or Governmental Entity.

Rent shall mean Basic Rent and Supplemental Rent, collectively.

Replacement Engine shall mean an engine of the same manufacturer and model, and having equivalent value, utility, modification status and remaining useful life as the Engine it is intended to replace under Section 11 (b) hereof, or, at Lessee's option, an engine of the same manufacturer as such Engine but of an improved model, and otherwise of an equivalent value, utility and remaining useful life and suitable for installation and use on the Airframe without any diminution in the value, utility or remaining useful life of the Airframe.

Return Occasion shall mean the return of possession of the Aircraft from Lessee to Lessor at the end of the Term of this Lease, or upon Lessor demanding that Lessee return or Lessor taking possession of the Aircraft pursuant to Section 18 hereof.

Sublessee shall mean any Person in possession of the Aircraft pursuant to a Permitted Sublease.

Supplemental Rent shall mean any and all amounts, liabilities and obligations (other than Basic Rent) which Lessee assumes or agrees to pay hereunder to Lessor, or any Lessor Lender, including without limitation: (i) any payment of Casualty Value; (ii) any payment of indemnity required by Sections 10 and 13 hereof; (iii) to the extent permitted by any Applicable Law, interest at the Interest Rate (all computations of interest under this Lease to be made on the basis of a 365 day year for the actual number of days elapsed) calculated: (1) on any part of any installment of Basic Rent not paid on the due date thereof for the period the same remains unpaid, and (2) on any Supplemental Rent not paid when due hereunder until the same is paid; (iv) Maintenance Reserves; and
(v) the Lease Payment.

Taxes shall mean any and all sales, use, business, gross income, personal property, transfer, fuel, leasing, occupational, value added, excess profits, excise, gross receipts, franchise, stamp, ad valorem, documentation, registration, income, levies, imposts, customs, import, export, withholdings or other taxes, excises, or duties of any nature whatsoever, together with any penalties, fines, charges or interest thereon.

Term shall mean the term of this Lease which shall commence on the Commencement Date and which shall end on the Expiration Date.

The terms Engine Manufacturer, First Basic Rent Payment Date, Interest Rate, Last Basic Rent Payment Date, Lease Identification, Lessee's Address, Lessor's Address, Manufacturer, and Payment Location, shall have the meanings set forth in Exhibit C hereto.

Section 2. Lease and Conditions.

     (a) Lessor hereby agrees to lease the Aircraft to Lessee, and Lessee hereby agrees to lease the Aircraft from Lessor, subject to and in accordance with the terms hereof, as supplemented by the Lease Supplement.

     (b) Lessor shall deliver the Aircraft hereunder to Lessee upon the receipt by Lessor of the following items on or before the Commencement Date (or such other date as may be designated by Lessor), all of which shall be reasonably satisfactory to Lessor in form and substance, and duly authorized and executed:

                  (1) this Lease and the Lease Supplement in the form of Exhibit D hereto, along with each of the other Operative Agreements;

                  (2) a copy of the certificate of incorporation and by-laws of Lessee certified by the Secretary or a Director of Lessee as being correct and as containing all amendments and additions, a certificate of good standing issued by the state of Lessee's incorporation, as well as a certificate of the Secretary or a Director of Lessee certifying as to the resolutions of the board of directors of Lessee authorizing the execution, delivery and performance of this Lease, the Operative Agreements, and all other documents related thereto, together with an incumbency certificate as to the Person or Persons authorized to execute and deliver such documents on behalf of Lessee;

                  (3) a certificate signed by a duly authorized officer of Lessee, dated the Commencement Date, stating that: (i) the representations and warranties contained in Section 5(c) hereof are true and accurate on and as of such date as though made on and as of such time; and (ii) no event has occurred and is continuing, or would result from the execution, delivery and performance by Lessee of this Lease and the Operative Agreements which constitutes a Default or an Event of Default;

                  (4) an opinion or report, dated the Commencement Date, signed by an Approved Insurance Broker or Approved Insurer as to the due compliance with the insurance provisions of Section 12 hereof with respect to the Aircraft in form and substance reasonably satisfactory to Lessor;

                  (5) certificates of an Approved Insurance Broker evidencing the insurance as required by Section 12 hereof in form and substance reasonably satisfactory to Lessor;

                  (6)  the first installment of Basic Rent;

                  (7)  legal opinions from Lessee's counsel, and from Crowe
& Dunlevy, special FAA counsel, as to all required filings under Applicable Law with Governmental Entities, recordation and registration of the Lease, and the perfection of any Lessor Lender's security interest thereunder and therein, and as to such matters as may reasonably be requested by Lessor, in form and substance reasonably satisfactory to Lessor;

                  (8) certified copies of all necessary governmental and corporate consents to the Lease, including but not limited to any approvals required from the FAA;

                  (9) a copy of Lessee's Operating Certificate and Operations Specifications or any other documentation or authority pursuant to which the Aircraft will be operated by Lessee;

                  (10) payment of the Security Deposit;

                  (11) six (6) original, executed counterparts of the Lease, and evidence of its filing and registration with the FAA, and the payment of all fees and Taxes in connection therewith; and

                  (12) such other documents and matters incident to any of the foregoing as Lessor may reasonably request (including but not limited to a precautionary UCC-1 filing in Texas).

           (c) Lessee's obligation to lease the Aircraft hereunder from Lessor shall be conditioned upon the tender of Aircraft for delivery and the receipt by Lessee of the following documents on or before the Commencement Date for the Aircraft, all of which shall be reasonably satisfactory in form and substance to Lessee;

                  (1) this Lease and the Lease Supplement in the form of Exhibit D hereto;

                  (2) an officer's certificate evidencing the due authority of Lessor for the execution, delivery and performance of this Lease and all other documents related thereto, together with an incumbency certificate as to the person or persons authorized to execute and deliver such documents on behalf of Lessor;

                  (3)  (Intentionally Omitted);

                  (4) a copy of a currently effective airworthiness certificate for the Aircraft;

                  (5) a copy of the current registration certificate for the Aircraft; and

                  (6) an opinion, at Lessee's expense, from Crowe & Dunlevy, special FAA counsel, to the effect that Lessor is the owner of record of the Aircraft and that the Aircraft is duly registered in the United States, that the Aircraft is unencumbered but for this Lease, and as to such other matters as may reasonably be requested by Lessee.

Section 3. Delivery and Acceptance; Effective Date, Term.

           (a) Delivery. The Aircraft will become available for delivery on or about the Estimated Delivery Date set forth in Exhibit C.

           (b) Place of Delivery and Acceptance. The Aircraft shall be delivered to and accepted by Lessee at the Delivery Location set forth in Exhibit C. After acceptance by Lessee, Lessee may conduct a test flight of the Aircraft at the Delivery Location, at

Lessor's expense, such test flight not to exceed one (1) hour in duration. Lessor shall repair, at Lessor's expense, discrepancies in the condition of the Aircraft which render the Aircraft unairworthy, noted by Lessee during the test flight. Lessor and Lessee agree that the first hour of the ferry flight shall be deemed to be the test flight hereunder.

           (c) Casualty to the Aircraft Preceding Delivery. In the event of a Casualty Occurrence with respect to the Aircraft prior to its delivery, Lessor shall promptly notify Lessee in writing and the obligation of the Lessor to make the Aircraft available to the Lessee shall terminate. In such event, Lessor shall promptly return to Lessee any monies paid by Lessee hereunder with respect to the Lease Payment. Notwithstanding anything to the contrary contained in this Lease or any other Operative Agreement, Lessor shall not be liable for any delay in delivery of the Aircraft, or failure to deliver the Aircraft, caused by acts of God, (including but not limited to fire, floods, earthquakes or other natural disasters) or caused by acts of any Governmental Entity.

           (d) Acceptance of Aircraft. The Aircraft to be leased hereunder shall be delivered to Lessee in compliance with Exhibit F hereto, but otherwise in "AS IS, WHERE IS" condition and SUBJECT TO EACH AND EVERY DISCLAIMER OF WARRANTY AND REPRESENTATION AS SET FORTH IN SECTIONS 5(a) AND (b) HEREOF. Upon tender of delivery in the condition required by this Lease, Lessee shall immediately accept delivery of the Aircraft. Upon acceptance of the Aircraft, Lessee shall hereupon indicate and confirm its acceptance of the Aircraft by delivery to Lessor of a Lease Supplement, dated the Commencement Date, in the form set forth in Exhibit D hereto.

           (e) Effective Date and Term of Lease. The effective date of this Lease shall be the Commencement Date and the Term of this Lease shall continue until the Expiration Date; provided that this Lease may be earlier terminated by Lessor pursuant to the provisions of Sections 3(c) or 18 hereof.

Section 4. Rent.

           (a) Rent. Lessee covenants and agrees to pay to Lessor, or its assigns (including but not limited to any Lessor Lender), the following as
Rent:

                 (i) the Basic Rent as set forth in Exhibit C hereto throughout the Term hereof, payable in consecutive monthly installments and due on each Basic Rent Payment Date; and

                 (ii) any and all Supplemental Rent as the same becomes due, including without limitation the Maintenance Reserves, payable in accordance with Section 6(g) hereof.

           (b) Place and Method of Payment. All Basic Rent and Supplemental Rent payable under this Lease shall be paid in U.S. Dollars, by wire transfer of immediately available funds at the Payment Location specified on Exhibit C hereto, or at such other location as Lessor shall designate in writing.

           (c) Prohibition Against Setoff, Counterclaim, Etc. This Lease is a net lease. Lessee's obligation to pay all Rent hereunder shall be absolute and unconditional and shall not be affected or reduced by any circumstances, including, without limitation: (i) any setoff, counterclaim, recoupment, defense or other right which Lessee may have against Lessor, the Manufacturer, any seller of or Person providing services with respect to the Aircraft or any other Person, for any reason whatsoever; (ii) any defect in the title, airworthiness or eligibility for registration under Applicable Law, or any condition, design, operation, merchantability or fitness for use of, or any damage to or loss or destruction of, the Aircraft, or any interruption or cessation in the use or possession thereof by Lessee for any reason whatsoever, whether arising out of or related to an act or omission of Lessee, or any other Person; (iii) any Liens, Lessor Liens, or Permitted Liens with respect to the Aircraft; (iv) the invalidity or unenforceability or lack of due authorization or other infirmity of this Lease or any absence of right, power or authority of Lessor or Lessee to enter into this Lease; (v) any insolvency, bankruptcy, reorganization or similar proceedings by or against Lessor or Lessee or any other Person; (vi) any other circumstance or happening of any nature whatsoever, whether or not similar to any of the foregoing; or (vii) any Taxes (with respect to which Lessee's obligations shall be as set forth in Section 10 hereof); it being the express intention of Lessor and Lessee that all Rent payable hereunder shall be payable in all events, unless the obligation to pay the same shall be terminated pursuant to the express provisions of this Lease.

           Notwithstanding anything to the contrary contained herein, in the event that the Aircraft is lost or destroyed, in lieu of paying Rent thereafter, Lessee shall indemnify the Lessor for all losses, liabilities and damages arising out of such loss or destruction, and pay to the order of Lessor all amounts due and owing pursuant to Section 11 hereof, on demand.

           Lessee hereby waives, to the extent permitted by Applicable Law, any and all rights which it may now have or which at any time hereafter may be conferred upon it, by law or otherwise, to terminate this Lease or any obligation imposed upon Lessee hereunder or in relation hereto.

           If for any reason whatsoever this Lease shall be terminated in whole or in part by operation of law or Applicable Law, and so long as Lessor honors its covenant of quiet enjoyment under Section 20(f) hereof, Lessee nonetheless agrees to pay to Lessor amounts equal to the Rent payments hereunder at the time such payments would have become due and payable in accordance with the terms hereof had this Lease not been so terminated.

Section 5. Representations and Warranties.

      (a) In reliance on Lessee's representations, warranties and covenants contained in this Agreement, LESSOR HAS NOT AND SHALL NOT BE DEEMED TO HAVE MADE (WHETHER BY VIRTUE OF HAVING LEASED THE AIRCRAFT UNDER THIS LEASE, OR HAVING ACQUIRED THE AIRCRAFT, OR HAVING DONE OR FAILED TO DO ANY ACT, OR HAVING ACQUIRED OR FAILED TO ACQUIRE ANY STATUS UNDER OR IN RELATION TO THIS LEASE OR OTHERWISE) AND LESSOR HEREBY SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED (EXCEPT AS HEREIN BELOW PROVIDED IN THIS SECTION 5(a)), AS TO AIRWORTHINESS, CONDITION, DESIGN, OPERATION, MERCHANTABILITY, FREEDOM FROM CLAIMS OF INFRINGEMENT OR THE LIKE, OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE AIRCRAFT, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF THE AIRCRAFT, THE ABSENCE THEREFROM OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, OR AS TO ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED (INCLUDING ANY IMPLIED WARRANTY ARISING FROM A COURSE OF PERFORMANCE OR DEALING OR USAGE OF TRADE), WITH RESPECT TO THE AIRCRAFT; AND LESSEE HEREBY WAIVES, RELEASES, RENOUNCES AND DISCLAIMS EXPECTATION OF OR RELIANCE UPON ANY SUCH WARRANTY OR WARRANTIES. LESSOR SHALL HAVE NO RESPONSIBILITY OR LIABILITY WHATSOEVER TO LESSEE OR ANY OTHER PERSON, WHETHER ARISING IN CONTRACT OR TORT, OUT OF ANY NEGLIGENCE OR STRICT LIABILITY OF LESSOR OR OTHERWISE, FOR: (i) ANY LIABILITY, LOSS OR DAMAGE CAUSED OR ALLEGED TO BE CAUSED DIRECTLY OR INDIRECTLY BY THE AIRCRAFT OR ANY ENGINE OR BY ANY INADEQUACY THEREOF OR DEFICIENCY OR DEFECT THEREIN OR BY ANY OTHER CIRCUMSTANCE IN CONNECTION THEREWITH; (ii) THE USE, OPERATION OR PERFORMANCE OF THE AIRCRAFT OR ANY ENGINE OR ANY RISKS RELATING THERETO; (iii) ANY INTERRUPTION OF SERVICE, LOSS OF BUSINESS OR ANTICIPATED PROFITS OR CONSEQUENTIAL DAMAGES; OR (iv) THE DELIVERY, OPERATION, SERVICING, MAINTENANCE, REPAIR, IMPROVEMENT OR REPLACEMENT OF THE AIRCRAFT. THE WARRANTIES AND REPRESENTATIONS SET FORTH IN THIS SECTION 5(a) ARE EXCLUSIVE AND IN LIEU OF ALL OTHER REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, AND LESSOR SHALL NOT BE DEEMED TO HAVE MADE ANY OTHER WARRANTIES, EXCEPT THAT:

                 (i) Lessor warrants that on the Commencement Date the Aircraft shall be free and clear of any and all Lessor Liens;

                 (ii) Lessor further represents and warrants that the making and performance by Lessor of this Lease has been duly authorized by all necessary action on the part of Lessor and will not violate any provision of its articles of incorporation or by-laws; and

                 (iii) Lessor further represents and warrants that this Lease has been duly executed and delivered by Lessor, and that this Lease and the Lease Supplement when executed and delivered hereunder constitute legal, valid and binding obligations of Lessor, enforceable in accordance with their respective terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and, to the extent that certain remedies require or may require enforcement by a court of equity, by such principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) as a court having jurisdiction may impose and by laws which may affect some of such remedies;

                 (iv) no consent, approval or authorization of, or notice to, any Governmental Entity having jurisdiction with respect to the execution, delivery or performance by Lessor of this Lease, and each of the Operative Agreements to which Lessor is a party (including all monetary and other obligations hereunder or thereunder) is required for Lessor to execute and deliver this Lease, and to perform the transactions contemplated hereby; and

                 (v) there are no suits or proceedings pending or, to the knowledge of Lessor, threatened in any court or before any Governmental Entity against or affecting Lessor which will have a materially adverse effect on the current business or financial condition of Lessor.

           (b) Manufacturers' Warranties. So long as Lessee is not in Default and Lessor has not terminated this Lease, Lessor hereby assigns to Lessee such rights as Lessor may have under any warranty, express or implied, with respect to the Aircraft and the Engines made by the Manufacturer, the Engine Manufacturer, or any other Person (including any Approved Maintenance Provider), to the extent that the same exist or may be assigned or otherwise made available to Lessee; and that any monies recovered by Lessor pursuant to such warranties which are suffered by Lessee during the Term shall be paid over by Lessor to Lessee; provided, however, that upon the occurrence of an Event of Default and any termination of this Lease pursuant thereto, all such rights shall immediately revert to Lessor including all claims thereunder whether or not perfected.

           (c) Lessee's Representations and Warranties. Lessee hereby represents, warrants, and covenants, each of which shall survive the execution and delivery of this Lease, and the delivery by Lessor and acceptance by Lessee of the Aircraft:

                 (i) Lessee is a corporation duly incorporated and validly existing under the laws of the State of Texas and has the full power and authority to carry on its business as presently conducted and to perform its obligations under this Lease;

                 (ii) this Lease, and each of the Operative Agreements to which Lessee is a party, has been duly authorized by all necessary action on the part of Lessee, does not require any approval of stockholders of Lessee, and neither the execution and delivery hereof nor the consummation of the transactions contemplated hereby nor compliance by Lessee with any of the terms and provisions hereof will, to the knowledge of Lessee after having made due inquiry, contravene any Applicable Law or result in any breach of, or constitute any default under, or result in the creation of any Lien upon any property of Lessee under Lessee's articles of incorporation or any credit agreement or instrument or other agreement or instrument to which Lessee is a party or by which Lessee or its properties or assets are bound or affected;

                 (iii) no consent, approval or authorization of, or notice to, any Governmental Entity having jurisdiction with respect to the execution, delivery or performance by Lessee of this Lease, and each of the Operative Agreements to which Lessee is a party (including all monetary and other obligations hereunder or thereunder) is required for Lessee to execute and deliver this Lease, and to perform the transactions contemplated hereby;

                 (iv) this Lease has been duly executed and delivered by Lessee, and the Lease, the Lease Supplement and the other Operative Agreements, when executed and delivered by Lessee, constitute legal, valid and binding obligations of Lessee, enforceable in accordance with their respective terms;

                 (v) there are no suits or proceedings pending or, to the knowledge of Lessee, threatened in any court or before any Governmental Entity against or affecting Lessee which will have a materially adverse effect on the current business or financial condition of Lessee;

                 (vi) except for the registration on the Aircraft registry maintained by the FAA and the placing on the Aircraft and on each Engine of the plates containing the legends referred to in Section 6(f) hereof, and the precautionary filing of a UCC-1 financing statement in Texas, no further filing or recording of this Lease or of any other document and no further action, is necessary under the Laws of any Governmental Entity in order to fully protect and establish Lessor's title to the Aircraft as against Lessee or any third party;

                 (vii) other than with respect to the Hush Kits, Lessee will not claim to have any legal or beneficial interest in the Aircraft or make any demands with respect thereto against Lessor, other than in respect of the Lessee's interest conferred by this Lease;

                 (viii) Lessee has not received notice of default or exercise of remedies with respect to any of its obligations: (a) for the payment of indebtedness for borrowed money, of any currency, equal to an amount in excess of the equivalent of One Hundred Thousand Dollars (US $100,000.00) or of any interest or premium thereon; or (b) for the payment of rent under any lease or agreement to lease real, personal or mixed property where the aggregate rentals over the term thereof is more than an amount equal to or greater than the equivalent of One Hundred Thousand Dollars (US $100,000.00);

                 (ix) the Maintenance Program will comply with all FAA requirements (including but not limited to those under Part 121 of the FAR's);

                 (x) subject to compliance with Section 8(h) hereof, Lessee will maintain in full force and effect during the Term of this Lease, or cause any Sublessee to maintain to the satisfaction of Lessor, a current operating certificate, air transport license and a current certificate of airworthiness for the type of operations conducted by Lessee or Sublessee, as the case may be (in accordance with Applicable Law and the requirements of the FAA, the Lessee, any Sublessee, and each of the transactions contemplated hereby and by the other Operative Agreements); and

                 (xi) Lessee is a duly authorized and certificated air carrier in good standing under Applicable Law, has satisfied all of the requirements of and is in good standing with the FAA, and has complied with and satisfied all requirements of the FAA, as applicable, so as to enable it to fulfill its obligations hereunder, and to otherwise lawfully operate, possess, use and maintain the Aircraft.

Section 6. Possession and Use.

           (a)   Possession.

                 (i)    Sublease, Assignment and Transfer. Subject only to
Section 22 hereof, Lessee hereby covenants and agrees that it will not, and hereby acknowledges and confirms that it has no right to, without the prior written consent of Lessor (which consent Lessor may withhold in its reasonable sole discretion), assign this Lease or sublet or transfer possession of the Aircraft, Airframe or any Engine pursuant to a Permitted Sublease or otherwise, or install any Engine or permit any Engine to be installed on any airframe other than the Airframe, provided that so long as no Default or Event of Default shall have occurred and be continuing and as long as the action to be taken shall not affect the registration of, Lessor's title to, or the priority of any Lien of any Lessor Lender in and to, the Aircraft and so long as all necessary approvals of each Governmental Entity having jurisdiction over Lessee, and its operations, have been obtained, then Lessee may:

                        (1) without the prior written consent of Lessor, deliver possession of the Aircraft, the Airframe or any Engine, or any Part thereof, to the manufacturer thereof for testing or other similar purposes or to any Approved Maintenance Provider for service, repair, maintenance, testing or overhaul work on the Aircraft, Airframe or Engine or any Part thereof to the extent required or permitted by the terms of Section 9 hereof;

                        (2) without the prior written consent of Lessor, install an Engine on an airframe (other than the Airframe) owned by Lessee free and clear of all Liens except: (A) those of the type permitted under Section 14 hereof and those which apply only to the engines (other than Engines), appliances, parts, instruments, appurtenances, accessories, furnishings and other Aircraft (other than Parts) installed on such airframe (but not to the airframe as an entirety); and (B) the rights of the participants under normal interchange or pooling agreements which are customary in the airline industry and do not contemplate, permit, result in or require the transfer of title to the airframe or engines installed thereon;

                        (3) without the prior written consent of Lessor, install an Engine on an airframe leased to Lessee or in the possession of Lessee subject to a conditional sale agreement or owned by Lessee subject to a security agreement, provided, that: (A) such airframe is free and clear of all Liens except the rights of the parties to the lease or conditional sale or other security agreement covering such airframe and except Liens of the type permitted by clauses (A) and (B) of Section 6(a)(i)(2), and except the lien of any mortgage which either by its terms does not apply to the Engine or which effectively provides that each Engine leased to Lessee hereby shall not become subject to the lien thereof or to any rights of any party thereunder other than Lessee (with respect to Lessee' rights expressly granted hereunder), notwithstanding the installation of such Engine on any airframe subject to the lien of such mortgage; and (B) there shall be in effect a written agreement of the lessor or owner or secured party of such airframe (which may be a lease or conditional sale or other security agreement covering such airframe) substantially similar in effect to the agreement of Lessor in Section 6(b) below whereby such lessor or owner or secured party effectively and expressly agrees that neither it nor its successors or assigns will acquire or claim any right, title or interest in any Engine by reason of such Engine being installed on such airframe at any time while such Engine is subject to this Lease, and a copy of such agreement shall be provided to Lessor and any Lessor Lender upon written request, provided, however, that the restriction contained in this clause shall not apply to the installation of an Engine on an airframe leased to Lessee or in the possession of Lessee subject to a conditional sale agreement or owned by Lessee subject to a security agreement for a period not to exceed sixty (60) days so long as Lessee installs a Replacement Engine or re-installs such Engine on the Airframe at the expiration of such period free and clear of any Liens other than those of the type permitted under Section 14 hereof;

                        (4) without the prior written consent of Lessor, install an engine (other than an Engine) on the Airframe or a part (other than a Part) on the Aircraft, provided that such installation does not create, or permit to exist, any Liens on the Aircraft except those of the type permitted under Section 14 hereof and those which apply only to such engine or part which has been installed on the Aircraft; and

                        (5) without the prior written consent of Lessor, and provided that it is in the ordinary course of Lessee's business, enter into a Permitted Sublease as described in clause (i) of the definition of "Permitted Sublease".

                 (ii) Subleases. In the event that Lessee seeks to sublease the Aircraft pursuant to a Permitted Sublease whereby Lessee does not retain possession and operational control of the Aircraft at all times, in addition to securing Lessor's advance written consent to any such Permitted Sublease and the terms and conditions thereof, Lessee shall execute and deliver any and all such documents and agreements, and secure all such approvals and consents from any Person or Governmental Entity, as Lessor and any Lessor Lender shall deem reasonably necessary or desirable in order to preserve and protect its respective rights and interests hereunder and under the other Operative Agreements; and provided further that:

                        (1) any Sublessee shall be a duly certificated air carrier holding a current and valid U.S. air operator's certificate;

                        (2) any such Sublessee shall have duly executed and delivered a Permitted Sublease and all documents and agreements contemplated thereby, each in form and substance satisfactory to, and approved in writing by, Lessor, such approval not to be unreasonably withheld; and

                        (3) Lessee and Sublessee shall have executed and delivered to Lessor and any Lessor Lender any and all such documents, and secured all such approvals and consents from any Person or Governmental Entity, as Lessor and any Lessor Lender shall reasonably require in order to preserve and protect their respective rights and interests hereunder, Lessor's rights as owner and lessor of the Aircraft, and Lessor's rights to the proceeds hereof, including but not limited to an opinion of legal counsel addressing the foregoing and otherwise in form and substance and from a qualified law firm of recognized standing acceptable to Lessor.

             Notwithstanding anything to the contrary contained in this Lease, including but not limited to Sections 6(a)(i) and 6(a)(ii), (x) any transfer of possession or control of the Aircraft by reason of any Permitted Sublease shall be, and shall expressly provide that it is, subject and subordinate to all of the terms of this Lease, including, without limitation, Lessor's right to the return and/or repossession of the Aircraft upon the occurrence of an Event of Default or otherwise pursuant hereto; (y) none of the terms and provisions of such Permitted Sublease shall be adverse or inconsistent with the terms and provisions hereof and the rights and privileges of Lessor hereunder; and (z) Lessee shall remain primarily liable hereunder for the performance of all the provisions hereof, and obligations and duties of Lessee hereunder to the same extent as if such transfer of possession of the Aircraft had not occurred and notwithstanding the terms and provisions of any Permitted Sublease. Lessee shall advise Lessor in writing of its request for consent to sublease the Aircraft at least ninety (90) days prior to the proposed commencement date, and shall provide Lessor with copies of the various documents and agreements proposed to be executed and delivered between it and any Sublessee, as soon as practicable Lessor shall review the same with reasonable diligence and expedition, and promptly either approve or reject the same in writing to Lessee.

             (iii) Certain Limitations on Transfers. With respect to any transfer pursuant to Section 6(a)(i) or 6(a)(ii) hereof:

                        (1) the rights of any transferee that received possession by reason of a transfer permitted by this Section 6(a) shall be subject and subordinate to all of the terms of this Lease;

                        (2) Lessee shall remain primarily liable hereunder for the performance of all terms of this Lease to the same extent as if such transfer had not occurred;

                        (3) no relinquishment of possession of the Aircraft, the Airframe or any Engine pursuant to the terms of this Section 6(a) shall in any way discharge or diminish any of Lessee's obligations to Lessor hereunder; and

                        (4) if any of the actions permitted under Section 6(a)(i), or accomplished pursuant to Section 6(a)(ii), shall result in the divestiture of Lessor's title in and to such Aircraft, Airframe, Engine or Part, such action shall be deemed a Casualty Occurrence with respect to such Aircraft, Airframe, Engine or Part, and Lessee shall comply with Section 11 in respect thereof.

           (b) Reciprocal Recognition of Rights.In the event Lessee shall have received from the lessor or secured party of any airframe leased to Lessee or owned by Lessee subject to a conditional sale or other security agreement a written agreement complying with clause (B) of Section 6(a)(i)(3) hereof (which agreement may be contained in the lease, conditional sale agreement or security agreement relating to such airframe), and the lease or conditional sale or other security agreement covering such airframe also covers an engine or engines owned by the lessor under such lease or subject to a security interest in favor of the secured party under such conditional sale or other security agreement, Lessor hereby agrees for the benefit of such lessor or secured party that Lessor will not acquire or claim, as against such lessor or secured party, any right, title or interest in any such engine as the result of such engine being installed on the Airframe at any time while such engine is subject to such lease or conditional sale or other security agreement and owned by such lessor or subject to a security interest in favor of such secured party.

           (c) Lawful Insured Operations. Lessee will not permit the Aircraft to be maintained, used or operated in violation of any Applicable Law or law of any Governmental Entity, or in violation of any airworthiness certificate, or license or registration issued by any such authority, or contrary to the Manufacturer's operating manuals or instructions for the Aircraft. In the event that any Applicable Laws require alteration of the Aircraft (other than Stage 3 noise requirements under FAR Part 36),

Lessee shall comply therewith at its sole cost and expense and shall maintain the same in proper condition for operation under all Applicable Laws. Lessee agrees not to operate the Aircraft, or permit the Aircraft to be operated: (i) unless the Aircraft is covered by insurance as required by the provisions hereof, or (ii) contrary to the terms of such insurance. Lessee also agrees not to operate or locate the Aircraft or suffer or permit the Aircraft to be operated or located in any area excluded from coverage by any insurance policy issued pursuant to the requirements of this Lease.

           (d)   Maintenance. Lessee, at its own cost and expense, shall:

                 (i) perform or cause the Approved Maintenance Provider to perform all airworthiness directives, mandatory manufacturer's service bulletins, and all other mandatory service, inspections, repair, maintenance, overhaul and testing: (A) as may be required under applicable FAA rules and regulations and in compliance with the Maintenance Program, (B) in the same manner and with the same care as shall be the case with similar Aircraft and engines owned by or operated on behalf of Lessee without discrimination, and
(C) so as to keep the Aircraft in as good operating condition as when delivered to the Lessee, ordinary wear and tear excepted, with all systems in good operating condition;

                 (ii) keep the Aircraft in such condition as is necessary to enable the airworthiness certification of the Aircraft to be maintained at all times under applicable FAA regulations and any other Applicable Law, including, but not limited to any Aircraft modifications or installations required by the FAA (provided, however, that nothing contained herein shall preclude Lessee from removing the Hush Kits so long as the Airframe and Engines are restored to their respective configurations as existed prior to Hush Kit installation);

                 (iii) maintain, in the English language, all records, logs and other materials required by, and in accordance with the requirements of Exhibit G hereto, and in a manner acceptable to the FAA and any other Governmental Entity having jurisdiction over the Aircraft and its operation; and

                 (iv) Lessee shall furnish Lessor reports on a monthly basis, concurrent with its payment of Maintenance Reserves: (A) on the hours/cycles operated for the Airframe, APU, and Landing Gear; (B) on the hours/cycles operated for each Engine (noting its location); and (C) on an annual basis, a list of those service bulletins, airworthiness directives and engineering modifications incorporated on the Aircraft during the preceding calendar year.

           (e) Registration. At all times during the Term: (i), Lessor shall, at its sole cost and expense, cause the Aircraft to continue to be registered in the United States in accordance with Applicable Law in the name of Lessor as owner and lessor hereunder; (ii) Lessee shall, at its sole cost and expense, make all such other filings as are required by the FAA and Applicable Law and any other government or Governmental

Entity having jurisdiction over Lessee, the Aircraft and its operation; and
(iii) each of Lessee and Lessor (provided that no Event of Default has occurred and is continuing) shall refrain from taking any action or inaction that would adversely affect the United States registration of the Aircraft and the Lease.

           (f) Lease Identification. Upon delivery of the Aircraft, Lessee agrees to place the Lease Identification, as delivered by Lessor, in the cockpit in a location reasonably adjacent to, and not less prominent than, the airworthiness certificate for the Aircraft and to place the Lease Identification on each Engine. Lessee agrees to make such changes to the Lease Identification as Lessor may reasonably request from time to time.

           (g)   Maintenance Reserves.

                 (i)    Lessee shall pay in arrears, no later than the tenth
(10th) calendar day following the last day of each calendar month during the Term, to Lessor, as Supplemental Rent, the Maintenance Reserves on such dates and in such amounts with respect to the Airframe and each Engine, as specified in Exhibit C hereto. Such payments are Supplemental Rent and are the exclusive property of Lessor, and Lessee shall have no rights thereto except as expressly provided herein.

                 (ii) Use of Maintenance Reserves. Lessor shall hold the aggregate amounts of Maintenance Reserves paid by Lessee less any disbursements from Maintenance Reserves pursuant to this Section 6(g) in reserve to reimburse Lessee for the actual cost of: (A) the replacement of time expired life-limited Parts during Engine restoration visits (where such visits constitute scheduled shop visits requiring teardown and disassembly, or where Engine flanges are split and time is restored to life limited parts within the Engine) in accordance with the Maintenance Program; (B) major overhauls of the Landing Gear and APU, and (C) such other major maintenance project as Lessor shall approve in writing (any of which events contemplated by (A), (B), or (C) hereof being a "Major Maintenance Program"). If Lessee intends to undertake a Major Maintenance Program, the cost for which it will seek reimbursement from the Maintenance Reserves, Lessee shall notify Lessor at least thirty (30) days in advance and shall request Lessor's consent in writing, of the workscope Lessee desires to accomplish, the estimated cost thereof and the maintenance facility Lessee proposes to have accomplish the work. Lessor shall advise in writing of its consent or rejection within ten (10) days after receipt of Lessee's notice.

                 (iii) Payment by Lessor. Any claims by Lessee for reimbursement from Maintenance Reserves shall be made not later than ninety
(90) days after completion of the related work for which reimbursement is sought.

           Provided no Event of Default shall have occurred and be continuing, Lessor shall pay to Lessee, or directly to the repair facility if Lessee so directs Lessor in writing, within thirty (30) days after presentation of an invoice together with supporting evidence reasonably acceptable to Lessor, such as third party bills and work package certified completed, such amounts as are equal to the cost incurred by Lessee, during the Term of the Lease and claimed by Lessee (together with supporting evidence of the purpose and amount of the expenditure satisfactory to Lessor), in respect of a Major Maintenance Program, including without limitation a Major Maintenance Program undertaken to comply with the requirements set forth in
Section 16 and in Exhibit E hereof provided, however, that:

                        (1) no payment shall be made in respect of replacements or repairs caused by premature failure, ingestion, faulty maintenance or installation, or covered by manufacturer's service bulletins, improper operations, misuse, neglect, accidental cause, or any cost which is reimbursable by a claim under the manufacturer's warranties or by insurance (deductibles being treated as reimbursable by insurance for this purpose) after due diligence in effecting recovery, or any other replacements or repairs paid for or reimbursable by any other Person;

                        (2) the total amounts payable at any time by Lessor to Lessee in respect of each Engine, individually, shall not in any event exceed with respect to each Engine the balance of any funds paid by Lessee to Lessor pursuant to this Section 6(g) in respect of each such Engine respectively (after taking account of all such previous payments by Lessor hereunder), less any repair or overhaul expenditure which Lessor may incur in accordance with the terms of this Lease, and provided further that payments for overhaul of an Engine shall be reimbursed up to the amount proportionately allocated for each Engine as set forth in the description of Maintenance Reserves in Exhibit C; and

                        (3)     (Intentionally Omitted)

                        (4) if, on any occasion during the Term, the maximum amount available to Lessee in respect of each Engine, respectively, is insufficient to meet a claim for payment, the shortfall is for the account of Lessee and may not be carried forward or made the subject of any further claim for payment.

                 (iv) Lessee's Right to Payment. For the avoidance of doubt, Lessee has no right to the payment or return of any Maintenance Reserves except as expressly provided in this Section 6(g), and as provided in Exhibit E hereto, and without limitation no such right shall be deemed to arise on termination or expiry of this Lease for any reason.

Section 7. Information and Inspection.

During the Term of this Lease, Lessee agrees to furnish Lessor the following:

           (a) promptly upon the same being made generally available to the shareholders of Lessee, after the end of each calendar quarter, a copy of the interim financial statements of Lessee;

           (b) promptly upon the same being made available to the shareholders of Lessee and any Sublessee, but in no event later than ninety
(90) days after the end of each fiscal year, a copy of Lessee's annual audited consolidated profit and loss account and balance sheet; and

           (c) from time to time at the request for the same from Lessor, and no more frequently than quarterly (unless a Default has occurred), such information concerning the location, condition, use and operation of the Aircraft, as well as financial and system-wide operational data of Lessee, as the Lessor may reasonably request.

           Lessee shall permit Lessor or its designee, on three (3) days' prior written notice or at each "C" check or any portion thereof, to visit and inspect the Aircraft, its condition, use and operation, and the records maintained in connection therewith, at any reasonable time without interfering with the normal commercial operation of the Aircraft. Lessee shall provide Lessor with ten (10) Business Days' prior written notice of each "C" check or portion thereof. Lessor shall have no duty to make any such inspection and shall not incur any liability or obligation by reason of not making any such inspection. Lessor's failure to object to any condition or procedure observed or observable in the course of an inspection hereunder shall not be deemed to waive or modify any of the terms of this Lease with respect to such condition or procedure.

Section 8. Covenants of Lessee.

           In addition to and not in limitation of Lessee's other representations, warranties, covenants and agreements set forth elsewhere in this Lease, Lessee covenants and agrees that:

           (a) Maintenance of Corporate Existence. Subject only to Section 22 hereof, during the term of this Lease, Lessee will preserve and maintain its corporate existence and such of its rights, privileges, licenses and franchises in any jurisdiction where failure to obtain such licensing or qualification would have a material adverse effect upon Lessee and its business and its ability to perform hereunder.

           (b) Maintenance of Status. Lessee is, and shall remain so long as it shall be the Lessee under this Lease, duly qualified to operate and maintain the Aircraft under Applicable Law and in accordance with the requirements of this Agreement.

           (c) Payment of Taxes. Lessee will pay or cause to be paid all Taxes (including but not limited to any withholding tax imposed under Applicable Law on Rent payments made to Lessor hereunder), assessments and governmental charges or levies imposed upon it, the Lessor, any Lessor Lender and the Aircraft and its use and operation (including all landing fees, customs duties, airport fees and the like), or upon Lessee's income or profits, or upon any property belonging to it, prior to the date on which the same, if not paid, would give rise to a Lien (other than a Lien permitted by Section 14 hereof) upon the Aircraft, including the Airframe, the Engines or any of the Parts thereof, except as may be excluded by the proviso to Section 10(a) hereof. Lessee shall promptly pay any and all such Taxes as and when the same are due, and Lessee, on reasonable demand from time to time, shall provide written evidence to Lessor that it has paid, or set aside adequate reserves to pay, any Taxes so imposed.

           (d) Place of Business. Lessee will not, without prior written notice to Lessor, change its principal place of business or chief executive office if there is more than one place of business.

           (e) Notice of Default. Immediately after Lessee or any of its corporate officers obtains knowledge of an Event of Default hereunder or under any other Operative Agreement, Lessee shall notify Lessor in writing of such Event of Default.

           (f) Governmental Consents. Lessee, at its sole cost and expense, shall maintain in full force and effect all governmental consents, licenses, authorizations, approvals, declarations, filings and registrations obtained or effected in connection with this Lease, each Operative Agreement, and/or required by any Applicable Law or by any other Governmental Entity, and every document or instrument contemplated hereby or thereby and to take all such additional action as may be proper in connection herewith or therewith. Lessee further undertakes, at its sole cost and expense, to obtain or effect any new or additional governmental consents, licenses, authorizations, approvals, declarations, filings or registrations of any Governmental Entity as may become necessary for the performance of any of the terms and conditions of this Lease, each Operative Agreement, or any other document or instrument contemplated hereby or thereby or as is otherwise required by Applicable Law.

           (g) No Liens. Lessee, at its sole cost and expense, shall at all times keep the Aircraft free and clear of Liens (excluding, however, any Permitted Liens).

           (h) Licenses. Subsequent to the execution and delivery of this Lease, Lessee will diligently pursue and acquire, and thereafter maintain in full force and effect during the Term of this Lease, or cause any Sublessee to maintain to the satisfaction of Lessor, a current operating certificate, air transport license and a current certificate of airworthiness for the type of operations conducted by Lessee or Sublessee, as the case may be, in accordance with Applicable Law and each other Governmental Entity having jurisdiction over the Aircraft, the Lessee, any Sublessee and each of the transactions contemplated hereby and by the other Operative Agreements.

           (i) No Discrimination. Lessee shall not discriminate in its maintenance and care of the Aircraft as between it and the other Boeing model 727-200 Aircraft operated by Lessee.

Section 9. Replacement of Parts; Alterations, Modifications and Additions.

           (a) Replacement of Parts. Other than Parts which constitute the Hush Kits, Lessee, at its own cost and expense, will promptly replace or cause to be replaced by the Approved Maintenance Provider, or applicable vendor of the same, all Parts which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever. In addition, in the ordinary course of maintenance, service, repair, overhaul or testing, Lessee may, at its own cost and expense, cause to be removed any Parts, whether or not worn out, destroyed, damaged beyond repair or permanently rendered unfit for use, provided that Lessee shall immediately replace such Parts (other than Parts constituting the Hush Kits, which may be removed or replaced at Lessee's option), at its own cost and expense. All replacement Parts (other than the Hush Kits) shall be free and clear of all Liens, other than Liens permitted by Section 14 hereof, shall be in at least the same modification status and service bulletin accomplishment status, shall be interchangeable as to form, fit and function, shall have been overhauled, repaired and inspected by an FAA-approved agency and shall bear FAA acceptable tags, and shall be in as good an operating condition as, and have a value, utility and remaining useful life at least equal to, the Parts replaced (assuming such replaced Parts were in the condition and repair in which they were required to be maintained by the terms hereof) and all historical records relating to such replacement Parts shall be maintained by Lessee in English, and in compliance with the requirements of the FAA.

           All Parts (other than the Hush Kits) which are at any time removed from the Aircraft shall remain the property of Lessor and subject to this Lease, no matter where located, until such time as such Parts shall be replaced by Parts which have been incorporated or installed in or attached to the Aircraft and which meet the requirements for replacemeent Parts specified above. Immediately upon any replacement Part becoming incorporated or installed in or attached to the Aircraft as above provided, (i) title to the removed Part shall thereupon vest in Lessee, free and clear of all rights of Lessor, (ii) title to such replacement Part shall thereupon vest solely in Lessor, and (iii) such replacement Part shall become subject to this Lease and be deemed a Part for all purposes hereof to the same extent as the Part which it has replaced.

           (b) Alterations, Modifications and Additions. Lessee, at its own cost and expense, shall make or cause to be made such alterations and modifications in and additions to the Aircraft as may be required from time to time to meet the applicable standards of the FAA, or to comply with any Applicable Law, rule, directive, bulletin, regulation or order of any Governmental Entity or of the manufacturer of the Aircraft, Engines or Parts (provided, however, that neither Lessee or Lessor shall have any obligation to equip the Aircraft with Hush Kits so as to comply with Stage 3 noise requirements of FAR Part 36). In addition, Lessee, at its own cost and expense, and with the advance written consent of Lessor, may from time to time make alterations and modifications in and additions to the Aircraft (including the installation of the Cargo Door, and installation and removal of the Hush Kits for which no additional consent of Lessor is required), provided no such alteration, modification or addition diminishes the remaining warranty, value or utility, or impairs the condition or airworthiness of the Aircraft. Title to all Parts (excluding, however, the Hush Kits) incorporated or installed in or attached or added to the Aircraft as the result of such alteration, modification or addition shall vest immediately in Lessor and shall become subject to this Lease, without the necessity for any further act or transfer, document or notice, provided, however, that Lessee may remove such Parts (including the Hush Kits, so long as the Airframe and Engines are restored to their respective configurations as existed prior to Hush Kit installation) prior to return of the Aircraft to Lessor on the Expiration Date if such removal does not damage or otherwise result in any diminution in value of the Aircraft. (The removal of the Hush Kits, in accordance herewith, will not constitute an impairment or diminution in value of the Aircraft.)

           In no event shall Lessor bear any liability or cost for any alteration, modification or addition to, or for any grounding or suspension of certification of the Aircraft, or for any loss of revenue arising therefrom.

           (c) Airworthiness Directives. The costs of complying with and otherwise accomplishing any airworthiness directive shall be paid by, and such compliance shall be the sole responsibility of, Lessee.

Section 10.      General Tax Indemnity.

           (a) Indemnity. Lessee shall pay when due and indemnify and hold each Indemnitee harmless from and against any and from all Taxes imposed against any such Indemnitee, Lessee, the Aircraft or any interest therein or use thereof, and any and all license, registration and recording fees and assessments, as well as Taxes arising directly or indirectly out of this Lease, and each other Operative Agreement, or based on or measured by, the payments of Rent and other amounts due hereunder or thereunder, the terms, covenants and conditions hereof and thereof, or the use, operation, maintenance, possession, condition, control, occupancy, servicing, installation, transportation, storage, substitution, recording, documentation, import, export, hypothecation, rental, lease, pledge, modification, location, repair, abandonment, replacement, delivery, registration, repossession, improvement, subleasing, manufacture, rental, settlement of any insurance claim, return or other disposition of the Aircraft or any Part thereof or interest therein regardless of the method of calculation; provided, however, that Lessee shall have no obligation to pay any Taxes assessed by the federal government of the United States, or any state thereof, against the Lessor or any Lessor Lender which are based upon or measured by their respective gross annual incomes or profits, capital gains, personal holding company Taxes or Taxes incurred under Internal Revenue Code Section 341, or any sales or use taxes in the event that Lessor, or any Indemnitee sells the Aircraft (other than pursuant to the exercise of remedies under Section 18 hereof).

           (b) Miscellaneous. In case any report or return is required to be made with respect to any Taxes which are an obligation of Lessee under this
Section 10, Lessee will either make such report or return in such manner as will show the ownership of the Aircraft in Lessor and send a copy of such report or return to Lessor or will notify Lessor of such requirement and make such report or return in such manner as shall be reasonably satisfactory to Lessor. If actual notice is given by any taxing authority to Lessor that a report or return is required to be filed with respect to any such Taxes referred to in this Section 10, Lessor shall promptly notify Lessee of such required report or return. Lessor agrees to respond to any reasonable request of Lessee for information within the control of Lessor with respect to the filing of any report or return, but Lessee agrees to pay any reasonable costs, fees or other charges of independent counsel or independent accountants incurred in connection with such request.

           Lessee's obligations under this Section 10 shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which Lessee may have against Lessor or any other Person for any reason whatsoever. Lessee will pay to an Indemnitee, on demand, to the extent permitted by Applicable Law, interest at the Interest Rate on any amount not paid when due pursuant to this Section 10 until the same shall be paid in full. All indemnities, obligations, adjustments and payments provided for in this Section 10 shall survive, and remain in full force and effect, notwithstanding the expiration or other termination of this Lease. The obligations of Lessee in respect of all such indemnities, obligations, adjustments and payments are expressly made for the benefit of, and shall be enforceable by, an Indemnitee, without declaring this Lease to be in default or taking other action thereunder, and notwithstanding any provision to the contrary contained herein.

           (c) Gross-Up. The Lessee further agrees that if at any time any Applicable Law or any Governmental Entity requires any deduction or withholding in respect of Taxes from any payment of Rent or other amounts due under this Lease or under any other Operative Agreement, the sum due from the Lessee in respect of such payment shall be increased to the extent necessary to ensure that, after paying such Taxes or making such deductions or withholding, the Lessor or other Person entitled to the same, receives on the due date for such payment a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made.

Section 11.      Casualty Occurrences.

           (a) Casualty Occurrence with respect to the Airframe. Upon a Casualty Occurrence with respect to the Airframe, Lessee shall give Lessor written notice of such occurrence. On or before ninety (90) days after the date of the Casualty Occurrence, or upon receipt of insurance proceeds in an amount equal to the Casualty Value, whichever is sooner, Lessee shall pay to Lessor in immediately available funds the Casualty Value to which it is entitled (as set forth in Exhibit J hereto). Upon such payment, and the payment of all other amounts then due and payable under this
Lease: (i) the obligation of Lessee to make further payments of Basic Rent hereunder shall terminate, (ii) this Lease shall terminate with respect to the Aircraft, and (iii) Lessor will transfer to Lessee, without recourse or warranty, all of Lessor's right, title and interest, in and to the Airframe and Engines (if any) suffering the Casualty Occurrence, free and clear of Lessor's Liens, as well as all of Lessor's right, title and interest in and to any Engine constituting part of the Aircraft but not installed thereon at the time of the Casualty Occurrence. No Casualty Occurrence shall result in any abatement of Rent until receipt by Lessor of the Casualty Value.

           (b) Casualty Occurrence with respect to an Engine. Upon a Casualty Occurrence with respect to an Engine only, Lessee shall give Lessor prompt written notice thereof and shall, within thirty (30) days after the date of such Casualty Occurrence, convey to Lessor, as replacement for the Engine suffering a Casualty Occurrence, title to a Replacement Engine. Each Replacement Engine shall be free of all Liens (except those Liens which are permitted by Section 14 hereof), shall be the same or better make and model, and shall be in as good an operating condition as the Engine being replaced, assuming the Engine being replaced was in the condition and repair required by the terms hereof immediately prior to the Casualty Occurrence, it being understood that Lessee shall have no obligation to provide a Hush Kit for any such Replacement Engine whether or not a Hush Kit had been provided with respect to the Engine being replaced. Upon full compliance by Lessee with the terms of this paragraph, Lessor will transfer to Lessee title to the Engine which suffered the Casualty Occurrence. Prior to or at the time of any such conveyance, Lessee, at its own expense, will promptly: (i) furnish Lessor with a full warranty bill of sale, in form and substance reasonably satisfactory to Lessor, with respect to such Replacement Engine; (ii) cause a further Lease Supplement hereto, in form and substance reasonably' satisfactory to Lessor, subjecting such Replacement Engine to this Lease, to be duly executed by Lessee, and recorded pursuant to Applicable Law; (iii) furnish Lessor with such evidence of title to such Replacement Engine and of compliance with the insurance provisions of Section 12 hereof with respect to such Replacement Engine as Lessor may reasonably request; (iv) furnish Lessor with an opinion of Lessee's counsel acceptable to Lessor and any Lessor Lender to the effect that title to such Replacement Engine has been duly conveyed to Lessor, free and clear of all Liens, that such Replacement Engine is duly leased hereunder and that such Replacement Engine is duly subjected to the Operative Agreements and the Lien of the Lessor Lender's mortgage or security agreement; (v) furnish a certificate signed by a duly authorized financial officer or executive of Lessee certifying that, upon consummation of such replacement, no Default or Event of Default will exist hereunder; (vi) furnish Lessor with such documents as Lessor may reasonably request in connection with the consummation of the transactions contemplated by this Section 11(b), in each case in form and substance satisfactory to Lessor; (vii) furnish such financing statement covering the Replacement Engine as may be reasonably requested by Lessor; and
(viii) furnish Lessor with a report by an independent power plant engineer, acceptable to Lessor, that the Replacement Engine meets the requirements of this Lease. Upon full compliance by Lessee with the terms of this Section 11(b), Lessor will transfer to Lessee all of the right, title and interest in the Engine, free and clear of Lessor's Liens, which suffered the Casualty Occurrence and which was originally leased to Lessee. For all purposes hereof, each such Replacement Engine shall be deemed part of the property leased hereunder, shall be deemed an "Engine" as defined herein and shall be deemed part of the Aircraft. No Casualty Occurrence covered by this Section 11(b) shall result in any reduction in Rent.

           (c) Application of Proceeds and Payments. Any payments received at any time by Lessor or by Lessee from any insurer under insurance (other than liability insurance), or from any Governmental Entity or other Person with respect to a Casualty Occurrence will be applied as follows:

                 (i) unless clause 11(c)(ii) below is applicable, so much of such payments as shall not exceed the Casualty Value required to be paid by Lessee pursuant to Section 11(a) of this Lease shall be paid to or as directed by Lessor in reduction of Lessee's obligation to pay such Casualty Value if not already paid by Lessee, or, if already paid by Lessee (unless a Default or an Event of Default shall have occurred and be continuing) shall be applied by Lessor to reimburse Lessee for its payment of such Casualty Value and the balance of such payment, if any, remaining thereafter, if such payment is received with respect to insurance other than liability insurance (unless a Default or an Event of Default shall have occurred and be continuing) shall be paid over to, or retained by Lessee; or

                 (ii) if such payments are received as a result of a Casualty Occurrence with respect to an Engine which is being replaced by Lessee with a Replacement Engine pursuant to Section 11(b) hereof, unless a Default or Event of Default shall have occurred and be continuing, all such payments shall be paid over to, or retained by, Lessee if Lessee shall have satisfied Lessor, in its sole discretion, that Lessee has fully performed or, concurrently therewith will fully perform, the terms of Section 11(b) and of
Section 15 hereof with respect to the Casualty Occurrence for which such payments are made.

           (d) Requisition for Use by Government with Respect to the Aircraft. In the event of the requisition for use by a Governmental Entity of the Airframe or any Engine (other than a requisition constituting a Casualty Occurrence), all of Lessee's obligations under this Lease, including without limitation those with respect to the Airframe or such Engine, shall continue to the same extent as if such requisition had not occurred; provided, however, that if it is impossible for Lessee to perform its maintenance obligations with respect to the Airframe or such Engine because of the possession of the Airframe or such Engine by such Governmental Entity, promptly upon the return of the Airframe or such Engine to Lessee, Lessee shall undertake all actions necessary to restore the Aircraft or such Engine to the condition it would have been in had Lessee fully performed such obligations throughout the period of time the Aircraft or such Engine was in the possession of such Governmental Entity. All payments received by

Lessor or Lessee from the Governmental Entity for the use of the Airframe or such Engine during the Term therefor shall be paid over to, or retained by, Lessee if no Default or Event of Default shall have occurred and be continuing; and all payments received by Lessor or Lessee from the Governmental Entity for the use of such item after the Term therefor shall be paid over to, or retained by, Lessor.

           (e) Other Applications. Any amounts not payable to or retained by Lessee pursuant to this Section 11 or Section 12 hereof because a Default or an Event of Default shall have occurred and be continuing shall be paid to Lessor until such Default or Event of Default shall cease to be continuing, except that if Lessor shall have theretofore declared this Lease to be in default pursuant to Section 18 hereof, such amounts shall be retained by Lessor and disposed of in accordance with the provisions thereof.

Section 12.      Insurance.

           (a) Public Liability and Property Damage Insurance. Lessee will carry and maintain in effect, at its own cost and expense, with Approved Insurers, comprehensive public liability insurance (including, without limitation, contractual liability to cover Lessee's obligations under Section
13 of this Lease, and passenger legal liability), and property damage insurance with respect to the Aircraft. Such insurance shall be in an amount not less than the amount applicable to similar aircraft and engines which comprise Lessee's fleet, shall be of the type usual and customary by international airline standards for airline carriers operating other similar Aircraft in international operations and carried by Lessee on the other Aircraft in Lessee's fleet and shall at all times be in amounts not less than Two Hundred Fifty Million Dollars (US$250,000,000.00), per occurrence, with zero deductible. Lessee shall not discriminate against the Aircraft in providing such insurance.

           (b) Insurance Against Loss or Damage. Lessee, at its own cost and expense, will maintain in effect with Approved Insurers "all-risk" ground and flight Aircraft hull insurance (which shall include, but not be limited to, full war risk and allied perils, hijacking, a disappearance clause and coverage against strikes, riots, commotions or labor disturbances, malicious acts or acts of sabotage and unlawful seizure or wrongful exercise of control of the Aircraft in flight by a person on board such Aircraft acting without the consent of Lessee, and foreign object damage to Engines) covering such Aircraft, and fire, transit and extended and "all-risk" coverage insurance with respect to Engines and Parts while not installed on such Aircraft or an Aircraft, which in each case is at least as broad as coverage of the type usual and customary by international airline standards for airline carriers operating other similar Aircraft in international operations and carried by Lessee on the other Aircraft in Lessee's fleet. Such insurance shall be for an amount not less than the Casualty Value. Such insurance shall include provisions for deductibles in an amount of not more than Two Hundred Fifty Thousand Dollars (US$250,000.00). No deductible shall apply in the event of a Casualty occurrence with repect to the Airframe.

           (c) Required Policy Designations and Provisions. Each policy of insurance obtained and maintained pursuant to this Section, and each policy obtained in substitution or replacement for any such policies, shall: (i) designate Lessor as owner of the Aircraft (excluding the Hush Kits) covered thereby, and shall designate the Indemnities as additional named insureds, and the Lessor and/or the Lessor Lender as sole loss payee, as their interests may appear (but without imposing upon the Indemnities any obligation imposed upon the insured, including, without limitation, the liability to pay any premiums for any such policies); provided, however, that Lessee shall be sole loss payee with respect to insurance relating to the Hush Kits; (ii) expressly provide that, in respect of the interests of the Indemnities in such policies, the insurance shall not be invalidated by any action or inaction of Lessee, and shall insure the Indemnities regardless of any breach or violation of any warranty, declaration or condition contained in such policies by Lessee; (iii) provide that if such insurance is canceled by the Approved Insurers for any reason whatsoever, or is adversely changed in any way with respect to the interests of the Indemnities or if such insurance is allowed to lapse for nonpayment of premium, such cancellation, adverse change or lapse shall not be effective as to the Indemnities for thirty (30) days (seven (7) days in the case of any war risks or allied perils coverage or such lesser period of time as may be customarily applicable) after issuance to the Indemnities of written or telex notice by such insurer or insurers to Lessor and Lessor's Lender of such prospective cancellation, change or lapse; (iv) include coverage for the territorial limits of any country in which the Aircraft may at any time be located; (v) provide that, as against the Indemnities, the insurer waives any rights of set-off, counterclaim or any other deduction, whether by attachment or otherwise, and waives the rights it may have to be subrogated to any right of any insured against the Indemnities with respect to the Aircraft; and (vi) provide that in the event of any damage or loss, other than damage or loss to a Hush Kit, whether or not a Casualty Occurrence hereunder, and which results in a payment, such payment shall be payable directly to Lessor as the sole loss payee, for the account of all interests. Any payment with respect to loss or damage to a Hush Kit shall be payable to Lessee directly. Each such policy shall be primary without right of contribution from any other insurance which may be carried by the Indemnities.

           Lessee shall have the right to carry insurance in excess of the amounts required hereunder and the proceeds of such excess insurance shall be payable to Lessee. Similarly, the Indemnities shall have the right to carry additional and separate insurance for their own benefit at their own expense, without, however, thereby limiting Lessee's obligations under this Section 12.

           (d) Application of Insurance Proceeds for a Casualty Occurrence. It is agreed that insurance payments which arise from insurance obtained hereunder and received as the result of the occurrence of a Casualty Occurrence shall be applied in accordance with Section 11(c) hereof.

           (e) Application of Insurance Proceeds for Other than a Casualty Occurrence. The insurance payments for any property damage loss to the Airframe or any Engine (but excluding payments with respect to the Hush Kits) not constituting a Casualty Occurrence, or to any Part, shall be paid to Lessor, and thereafter be applied by Lessor in payment for the repairs or for replacement property Lessee is required to perform or that Lessee must obtain in accordance with the terms of Sections 9 or 11 of this Lease, or, if such repair or replacement has already been paid for by the Lessee, to reimburse Lessee for such repairs or replacements, and any balance remaining after compliance with such sections with respect to such loss shall be applied, in the sole discretion of Lessor, towards any amounts due and owing to Lessor hereunder by Lessee.

           (f) Application in Default. Any amount (other than amounts relating to the Hush Kits) referred to in Section 11(c) or Section 12(e) hereof which is otherwise payable to Lessee shall not be paid to Lessee, or, if it has been previously paid to Lessee, and not yet applied by Lessee as permitted or required hereunder, shall be immediately delivered by Lessee to Lessor, if at the time of such payment, a Default or an Event of Default shall have occurred and be continuing. In either case, all such amounts shall be held by Lessor as security for the obligations of Lessee, or, at the option of Lessor, applied by Lessor toward payment of any of Lessee's obligations at the time due hereunder. At such time as there shall not be continuing any such Default or Event of Default, all such amounts at the time held by Lessor in excess of the amount, if any, which Lessor has elected for application as provided above, shall be paid to Lessee.

           (g) Certificates of Insurance. On or before the Delivery Date, and thereafter on each renewal by the Lessee of the insurance required hereby, Lessee will furnish to Lessor a certificate and a letter of undertaking executed and delivered by an Approved Insurance Broker who is authorized by an Approved Insurer, appointed by Lessee, describing in reasonable detail insurance carried on the Aircraft and certifying that the insurance then maintained on the Aircraft complies with the terms of this Lease. Lessee will cause such Approved Insurance Broker who is authorized by an Approved Insurer to agree to advise Lessor in writing or by telex: (i) at least thirty (30) days (seven (7) days in the case of any war risk and allied perils coverage or such lesser period of time as may be customarily applicable) prior to the termination or cancellation by the underwriters for any reason (including, without limitation, failure to pay the premium therefor) of any such insurance; and (ii) at least three (3) Business Days or, in the case of any war risk and allied perils coverage, such lesser period of time as may be customarily applicable, prior to any non-renewal by the underwriters for any reason (including, without limitation, failure to pay the premium therefor) of any such insurance.

           (h) Reinsurance. In the event that the insurances required hereunder are reinsured, such reinsurance shall contain a "cut-through" clause reasonably satisfactory to Lessor, and Lessee will furnish to Lessor a certificate and a letter of undertaking executed and delivered by an Approved Insurance Broker who is authorized by an Approved Insurer appointed by Lessee, describing in reasonable detail the reinsurance carried on the Aircraft and certifying that the reinsurance then maintained on the Aircraft complies with the terms of this Lease.

Section 13.      Indemnification,

Lessee hereby agrees and undertakes, from and after the delivery of the Aircraft on the Commencement Date (or such earlier time as Lessee takes possession of the Aircraft), to indemnify, reimburse and hold harmless each Indemnitee from and against any and all claims, damages, losses, liabilities, demands, suits, judgments, settlements, causes of action, legal proceedings (whether civil or criminal), penalties, fines, Taxes, other actions, and any attorneys' fees and all other costs and expenses in connection therewith, including any of the foregoing arising or imposed with or without any such Indemnitee's fault or negligence or under the doctrine of strict liability or any other theory of liability (any and all of which are hereafter referred to as "Claims") which in any way may result from, pertain to, or arise in any manner out of, or are in any manner related to: (i) the Aircraft or this Lease or the enforcement of any of the terms hereof and thereof, including but not limited to the breach of any representation, warranty, covenant, obligation or duty of Lessee hereunder or under any Operative Agreement or any other document of agreement executed and delivered in connection herewith or with respect to any Indemnitee; or (ii) the condition, ownership, manufacture, purchase, delivery, lease, acceptance, possession, repossession, return, disposition, use, registration, import, export, maintenance, storage or operation of the Aircraft either in the air or on the ground; or (iii) any defect in the Aircraft (whether or not discovered or discoverable by Lessee or Lessor) arising from any material or articles or Parts used therein or from the design, testing, or use thereof or from any maintenance, service, repair, overhaul, or testing of the Aircraft, whether or not the Aircraft is in the possession of Lessee, and regardless of where the Aircraft may then be located; or (iv) any transaction, approval, or document contemplated by this Lease or any Operative Agreement, or given or entered into in connection herewith or therewith; provided, however, that Lessee shall be subrogated to all rights and remedies of Lessor against any Person pursuant to which Lessee has paid a Claim hereunder, including but not limited to any rights or remedies that Lessor may have against the Manufacturer, the Engine Manufacturer, the Approved Maintenance Provider, or the manufacturer of any Part, or any of their subcontractors. In the event Lessee is required to indemnify any Indemnitee hereunder, Lessee shall pay to such Indemnitee an amount which, after deduction of all Taxes and like charges required to be paid by such Indemnitee in respect of such payment, is equal to the amount of the indemnification required, provided, however, that all of the provisions of Section 10 hereof shall apply to such payment; and provided further, however, that Lessee shall not be required to indemnify any Indemnitee against Claims arising out of such Indemnitee's gross negligence or willful misconduct.

           Lessee hereby waives, and releases each Indemnitee from any Claims (whether now existing or hereafter arising) for or on account of or arising or in any way connected with injury to or death of personnel or any agent of Lessee or loss or damage to





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
property of Lessee or the loss of use of any property which may result from or arise in any manner out of or in relation to the ownership, manufacture, purchase, delivery, leasing, condition, use, maintenance, storage, repossession or operation of the Aircraft, either in the air or on the ground, or which may be caused by any defect in the Aircraft from the material or any article or Part used therein or from the design or testing thereof, or use thereof or from any maintenance, service, repair, overhaul, or testing of the Aircraft regardless of when such defect may be discovered, whether or not the Aircraft is at the time in the possession of Lessee, and regardless of the location of the Aircraft at any such time.

           The indemnities contained in this Section 13 shall survive the execution and delivery of this Lease and the other Operative Agreements, and shall continue in full force and effect notwithstanding the expiration or other termination of this Lease or other Operative Agreement and are expressly made for the benefit of and shall be enforceable by each Indemnitee.

Section 14. Liens.

           Lessee shall not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Aircraft, title thereto or any interest therein, except: (i) the respective rights of Lessor and Lessee as herein provided; (ii) Lessor's Liens with respect to the Aircraft; (iii) Permitted Liens; and (iv) Liens in favor of any Lessor Lender; provided, however, that Lessee may create a Lien on the Hush Kits, provided that any such lienholder expressly acknowledges and agrees with Lessor or any Lessor Lender that it shall have no Lien on the Aircraft or any other Part thereof

Section 15.      Perfection of Title and Further Assurances.

           (a) Recordation of Lease. Lessee shall, at its sole cost and expense, and as may otherwise be directed by Lessor from time to time, cause this Lease, all exhibits hereto, any amendments or supplements hereto, and any and all additional instruments which shall be executed pursuant to the terms hereof to be kept, filed and recorded, and to be re-executed, re-filed and re-recorded at all times during the Term with the FAA and each other Governmental Entity having jurisdiction over the Aircraft, this Lease, the Operative Agreements and the transactions contemplated hereby and thereby to the extent required to perfect and preserve Lessor's and Lessor Lender's interest and title in and to the Aircraft, this Lease and each Operative Agreement to the maximum extent possible under Applicable Law.

           (b)   Other Filings.

                 (i) If at any time any filing or recording is reasonably necessary to protect the interest of Lessor or any Lessor Lender, Lessee, at Lessor's cost and expense (unless an Event of Default shall have occurred and be continuing or unless in the event of a Permitted Sublease, then, at Lessee's cost and expense) and upon request by Lessor or any Lessor Lender, shall cause this Lease and any Lessor Lender's security agreement and any and all additional instruments which shall be executed pursuant to the terms hereof or thereof, to be kept, filed and recorded and to be re-executed, refiled and re-recorded in the appropriate office pursuant to Applicable Law to perfect, protect and preserve the rights and interests of Lessor and any Lessor Lender hereunder and in the Aircraft. At the reasonable request of Lessor or any Lessor Lender, Lessee shall furnish to Lessor and any Lessor Lender opinions of counsel or other evidence satisfactory to Lessor and any Lessor Lender of each such filing or refiling and recordation or re-recordation.

                 (ii) Without limiting the foregoing, Lessee shall do or cause to be done, and pay all Taxes in connection with (pursuant to Section 10 hereof), at Lessee's sole cost and expense, any and all acts and things which may be required to perfect and preserve the title and interest of Lessor and the Lien of any Lessor Lender in the Aircraft and this Lease, as Lessor and any Lessor Lender may reasonably request, arising out of or in any way related to Lessee's or Sublessee's use or operation of the Aircraft. Lessee shall also do or cause to be done, at its sole cost and expense, any and all acts and things which may be required under the terms of any other Applicable Law involving any jurisdiction in which Lessee may operate, or any and all acts and things which the Lessor or any Lessor Lender may reasonably request, to perfect and preserve Lessor's ownership rights regarding and any Lessor Lender's Lien in and to the Aircraft within any such jurisdiction.

                 (iii) In addition, Lessee will promptly and duly execute and deliver to Lessor such further documents and assurances and take such further actions as Lessor may from time to time reasonably request in order to more effectively carry out the intent and purpose of this Lease and to establish, protect and perfect the rights and remedies created or intended to be created in favor of Lessor and any Lessor Lender hereunder, including, without limitation, if reasonably requested by Lessor at the expense of Lessee, the execution and delivery of supplements or amendments hereto or to any Lessor Lender's security agreement in recordable form, subjecting to this Lease and to the Lien of any Lessor Lender's security agreement, any Replacement Engine and the recording or filing of counterparts thereof, in accordance with the laws of any appropriate jurisdiction. Lessee shall not consolidate with or merge into any other corporation unless Lessee has notified Lessor and any Lessor Lender in writing prior to the consummation of such transaction and Lessee shall have taken all such actions requested by Lessor or Lender pursuant to this Section 15.

Section 16.      Return of Aircraft and Records.

           (a) Return. On the Expiration Date or such other Return Occasion, Lessee, at its own expense, shall return the Aircraft to Lessor in the condition specified in Exhibit E hereto (it being agreed, however, that Lessee need not comply with Stage 3 noise requirements of FAR Part 36 for the Aircraft) at a location designated by Lessor in the United States (the "Return Location"), fully equipped, with all required Parts

(excluding, however, the Hush Kits) and Engines, duly installed thereon, by delivering the same to Lessor at such location. At such time as the Aircraft has been inspected by Lessor and found to be in the condition required hereunder, Lessor shall issue a redelivery receipt to Lessee confirming the same. Any engines installed on the Aircraft returned to Lessor hereunder which had not originally been installed on the Aircraft will be deemed to be part of the Aircraft and owned by Lessor, and Lessor shall, subject to such engines fulfilling all requirements of a Replacement Engine under Section 11(b) hereof, and otherwise complying with all requirements of Exhibit E hereto, relinquish title to any Engines previously removed and replaced by such last-installed engines.

           (b) Engines. Lessee may return the Aircraft on the Return Occasion with an engine not owned by Lessor, so long as (i) such engine conforms in all respects to the requirements set forth in Section 11(b) hereof with respect to a Replacement Engine; (ii) such engine conforms to the return condition requirements set forth in Subsections 16(d) and 16(f) hereof; and (iii) Lessee, at its own expense and concurrently with such delivery, furnishes Lessor with a warranty bill of sale, in form and substance reasonably satisfactory to Lessor, with respect to such engine and with evidence of Lessee's full and unencumbered title to such engine (including, if requested, an opinion of Lessee's counsel to the effect of the opinion required by Section 11(b)(iv) hereof) and Lessee takes such other action as Lessor may reasonably request in order that full legal and beneficial ownership and title to such engine shall be duly and fully vested in Lessor. Lessee's obligation to comply with the terms of this Subsection 16(c) shall be conditioned on the Lessor's transferring to Lessee full legal and beneficial ownership and title to any Engine not installed on the Aircraft at the Return Occasion, without any representation, warranty or recourse of any kind whatsoever, express or implied, except a warranty that such Engine is free and clear of Liens, other than Liens which Lessee is required to discharge hereunder.

           (c) Records. Upon the Return Occasion, Lessee shall deliver to Lessor all logs, manuals, data and inspection, modification, and overhaul records which are required to be maintained with respect to the Aircraft under applicable rules and regulations of the FAA, and otherwise in accordance with the terms of this Lease and Exhibit G hereto. Lessee shall deliver to Lessor all such Maintenance Program data and task cards as required to transition the Aircraft to another operator's maintenance program.

           (d) Service Bulletin and Modification Kits. At or upon the return of the Aircraft pursuant to this Section 16, Lessee shall deliver to Lessor, at no cost to Lessor, all service bulletin kits furnished without charge by a manufacturer for installation on the Aircraft which have not been so installed, together with appropriate instructions for installation. In the event such uninstalled kits were purchased or manufactured by Lessee, then Lessor shall have a right to purchase such kits at Lessee's acquisition price for a period of ninety (90) days after return of the Aircraft.

           (e) Condition of Aircraft. Upon the Return Occasion, Lessee shall return the Aircraft (other than the Hush Kits) to Lessor in such condition that the Aircraft (other than the Hush Kits) shall comply with all of the conditions set forth in Exhibit E hereto, with all Aircraft systems fully functional and in good working order.

           (f) Final Inspection. Upon the Return Occasion, Lessee shall make the Aircraft available, at Lessee's expense, to Lessor at Lessee's principal maintenance base or such other location mutually agreed to by Lessor and Lessee for detailed inspection in order to verify that the condition of the Aircraft (other than the Hush Kits) complies with the requirements set forth above, and Lessee shall thereafter make the Aircraft available at the Return Location for a further and final Engine inspection, including borescope and power assurance runs (such inspection being hereinafter collectively referred to as the "Final Inspection"). Lessor shall cause the Final Inspection to be conducted only during those times when the Aircraft is not engaged in operation. Lessee shall give Lessor not less than ten (10) days prior written notice of the commencement date of such Final Inspection. The period allowed for the Final Inspection shall have such duration as to permit the opening of any areas of the Aircraft which would be opened by Lessee to satisfy the requirements of Exhibit E. The Final Inspection shall commence on or before the Expiration Date with respect to the Aircraft and shall continue on consecutive days until all activity required above to be conducted during the Final Inspection has been concluded. To the extent that any portion of the Final Inspection extends beyond the Expiration Date, the Term shall be deemed to have been automatically extended, and the obligation to pay Rent hereunder shall continue on a daily basis at the rate of 125% of the Basic Rent until the Final Inspection shall have been concluded. All storage expenses attributable to any extension of the Term pursuant to the preceding sentence shall be payable by Lessee, and Lessee shall continue to insure the Aircraft in accordance with Section 12 during any such extension period. Lessor shall work diligently in its inspection of the Aircraft, such that any delay in completion of the Final Inspection is not caused solely by any act or omission by or on behalf of Lessor.

           (g) Aircraft Documentation. In order to enable Lessor to prepare for the Final Inspection of the Aircraft pursuant to Subsection 16(g) above, Lessee agrees to make available to Lessor at Lessee's principal maintenance base not later than ten (10) days prior to the commencement of such Final Inspection, the Aircraft Documents, together with such other documentation regarding the condition, use, maintenance, operation and history of the Aircraft generated during Lessee's possession of the Aircraft, and as Lessor may otherwise reasonably request.

           (h) Corrections and Subsequent Corrections. To the extent that the Aircraft or any Engine fails upon the Return Occasion to conform to any requirement imposed by this Lease and particularly Section 16(f), Lessor, at its sole option, may continue the Lease in effect in the manner provided for in
Section 16(f) above with regard to automatic extension until such time as the Aircraft (other than the Hush Kits) is brought up to the condition required by
Section 16(f) above; or Lessor may accept the return of the Aircraft and thereafter have any such nonconformance corrected at such time as Lessor may deem appropriate but not to occur later than ninety (90) days following the return of the Aircraft, at commercial rates then charged by the Person selected by Lessor to perform such correction and Rent shall continue as set forth in Section 16(f) above for the number of days required to perform such correction. Any direct expense incurred by Lessor for such correction shall become Supplemental Rent payable by Lessee within thirty (30) days following the submission of a written statement by Lessor to Lessee, identifying the items corrected and setting forth the expense of such correction. Lessee's obligation to pay such Supplemental Rent shall survive the passage of the Expiration Date or other termination of this Lease.

           (i) Functional Check Flight. Immediately prior to the expiration of the Term, observers (not to exceed three (3) in number) selected by and at the expense of Lessor, will accompany Lessee's flight crew on a functional check flight (not to exceed two (2) hours in duration) to be accomplished in accordance with Manufacturer's procedures and at Lessee's expense to demonstrate the airworthiness of the Aircraft being returned and proper functioning of all systems and components. At all times during such functional check flight Lessee's flight crew shall be in command of the Aircraft; provided, however, that Lessor's qualified pilots may operate the controls. Any discrepancy or malfunction detected shall be corrected at Lessee's expense and subject to the requirements of this Section 16.

Section 17.      Events of Default.

           Any one or more of the following occurrences or events shall constitute an Event of Default:

           (a) Lessee shall fail to make any payment of Rent to Lessor when due under this Lease and such payment shall be overdue for a period of five (5) Business Days;

           (b) Lessee shall fail to obtain and maintain any insurance required under the provisions of Section 12 hereof, or shall let any such insurance coverage lapse, or shall operate the Aircraft outside of the scope of the insurance coverage maintained with respect to the Aircraft;

           (c) any representation or warranty made by Lessee in Sections 5(c)(i) through 5(c)(vi) hereof inclusive is incorrect at the time given in any material respect; any other representation or warranty made by Lessee herein or in any document or certificate furnished to Lessor in connection herewith or therewith or pursuant hereto is incorrect in any material respect at any time during the Term and the Lessee fails to cure the same so as to make the representation or warranty correct within fifteen (15) days after Lessee has actual notice thereof (or such longer period as Lessor may agree, in its sole discretion, provided that Lessee is diligently pursuing efforts to cure the same and the defect is capable of correction);

           (d) Lessee shall fail to perform or observe any other covenant, condition or agreement to be performed or observed by it pursuant to this Lease and such failure shall continue for a period of fifteen (15) days after notice thereof is given by Lessor to Lessee, or if Lessee shall fail to observe its covenant to keep the Aircraft free and clear of Liens, seven (7) days after the date of imposition of any such Lien (or such longer period as Lessor may agree, in its sole discretion, provided that Lessee is diligently pursuing efforts to cure the same and the defect is capable of correction);

           (e) Lessee consents to the appointment of a receiver, trustee or liquidator of itself or of a substantial part of its property, or Lessee admits in writing its inability to pay its debts generally as they come due, or makes a general assignment for the benefit of creditors, or Lessee files a voluntary petition in bankruptcy or a voluntary petition seeking reorganization in a proceeding under any bankruptcy laws, as now or hereafter in effect (other than for purposes of a solvent reorganization on terms previously approved by Lessor), or an answer admitting the material allegations of a petition filed against Lessee in any such proceeding, or Lessee by voluntary petition, answer or consent seeks relief under the provisions of any bankruptcy, insolvency or other similar law providing for the reorganization or winding-up of corporations, or provides for an agreement, composition, extension or adjustment with its creditors;

           (f) an order, judgment or decree is entered by any court, with or without the consent of Lessee, appointing a receiver, trustee or liquidator for Lessee or of all or any substantial part of its property, or all or any substantial part of the property of Lessee is sequestered, and any such order, judgment or decree of appointment or sequestration remains in effect, undismissed, unstayed or unvacated for a period of sixty (60) days after the date of entry thereof;

           (g) a petition against Lessee in a proceeding under bankruptcy, insolvency or other similar laws of any Governmental Entity (as now or hereafter in effect) is filed and is not withdrawn or dismissed within sixty
(60) days thereafter, or if, under the provisions of any Applicable Law providing for reorganization or winding-up of corporations which may apply to Lessee, any court of competent jurisdiction assumes jurisdiction over, or custody or control of, Lessee or of all or any substantial part of its property and such jurisdiction, custody or control remains in effect, unrelinquished, unstayed or unterminated for a period of sixty (60) days;

           (h) a final judgment for the payment of money not covered by insurance in excess of One Hundred Thousand Dollars (US $100,000.00), or final judgments for the payment of money not covered by insurance in excess of One Hundred Fifty Thousand Dollars (US $150,000.00) in the aggregate, shall be rendered against Lessee and the same shall remain undischarged for a period of thirty (30) days during which execution thereof shall not be effectively stayed by agreement of the parties involved, stayed by court order or adequately bonded or attachments or other Liens, except for security interests;

           (i) Lessee shall receive notice of default or exercise of remedies with respect to the payment of any obligation for the payment of borrowed money, for the deferred purchase price of property or for the payment of rent or hire under any lease of Aircraft which has a principal amount of One Hundred Thousand Dollars (US $100,000.00) or more (determined in the case of borrowed money by the amount outstanding under the agreement pursuant to which such borrowed money was borrowed, in the case of a deferred purchase price by the remaining balance and in the case of a lease by the present discounted value of the remaining rent or hire payable thereunder (ignoring any fair market renewal)) when the same becomes due; or Lessee shall receive notice of default or exercise of remedies with respect to the performance of any other term, agreement or condition contained in any material agreement or instrument under or by which any such obligation is created, evidenced or secured, and Lessee fails to cure the same;

           (j) except as permitted under Section 22 hereof, Lessee shall either temporarily or permanently discontinue its business or sell or otherwise dispose of all or substantially all of its assets or Lessee shall voluntarily suspend all or substantially all of its commercial airline operations or the franchises, concessions, permits, rights or privileges required for the conduct of the business and operations of Lessee shall be revoked, canceled or otherwise terminated or the free and continued use and exercise thereof curtailed or prevented, and as a result thereof the preponderant business activity of Lessee ceases to be that of a commercial airline, or Lessee shall cease to be an "air carrier operating under a certificate of convenience and necessity" within the meaning of 11 U.S. C. Section 11 10;

           (k) a default or an event of default by Lessee shall occur under any other Operative Agreement, or other agreement between Lessor and Lessee; or

           (l) any of the foregoing occurrences or events shall have occurred or be continuing with respect to any Sublessee, if any, or under any Permitted Sublease, mutatis mutandis, as if Sublessee were substituted in the place of Lessee hereunder.

Section 18.      Remedies.

           (a) Upon the occurrence of any Event of Default and at any time thereafter, Lessor may, at its option and without notice to Lessee, declare this Lease to be in default and Lessor may exercise one or more of the following remedies as Lessor in its sole discretion shall elect, to the extent available and permitted by, and subject to compliance with any mandatory requirements of any applicable Law then in effect:

                 (i) demand that Lessee, and Lessee shall upon such demand of Lessor and at Lessee's expense, immediately return the Aircraft to Lessor at such location as may be directed by Lessor, in the manner specified in such notice, and such return shall not be delayed for purposes of complying with the return conditions specified in Section 16 hereof (none of which conditions shall be deemed to affect

Lessor's possession of the Aircraft) or delayed for any other reason. Notwithstanding the foregoing, at Lessor's option, Lessee shall be required thereafter to take such actions, at Lessee's expense, as would be required by the provisions of this Lease if the Aircraft were being returned at the end of the Term hereof. In addition, Lessor, at its option and to the extent permitted by Applicable Law, may enter upon the premises where all or any part of the Aircraft is located and take immediate possession of and, at Lessor's sole option, remove the same (and/or any engine which is not an Engine but which is installed on the Airframe, subject to the rights of the owner, lessor or secured party thereof) by summary proceedings or otherwise, all without liability accruing to Lessor for or by reason of such entry or taking of possession whether for the restoration of damage to property, or otherwise, caused by such entry or taking, except damage caused by gross negligence or willful misconduct of Lessor;

                 (ii) sell at private or public sale, as Lessor may determine, or hold, use, operate or lease to others the Aircraft as Lessor in its sole discretion may determine, all free and clear of any rights of Lessee;

                 (iii) proceed by appropriate court action or actions, either at law or in equity, to enforce performance by Lessee of the applicable covenants of this Lease and to recover damages for the breach thereof and to rescind this Lease;

                 (iv)    retain and/or liquidate the Security Deposit;

                 (v) terminate this Lease by written notice to Lessee and/or repossess the Aircraft; and

                 (vi)    exercise any other remedy available under Applicable
Law.

           In addition to the foregoing, Lessee shall be liable for any and all unpaid Rent during or after the exercise of any of the aforementioned remedies, together with interest on such unpaid amounts at the Interest Rate, and until satisfaction of all of Lessee's obligations to Lessor hereunder and for all reasonable legal fees and other costs and out-of-pocket expenses actually incurred by Lessor by reason of the occurrence of any Event of Default or the exercise of Lessor's remedies with respect thereto, including all costs and expenses incurred in connection with the return of the Aircraft in accordance with the terms of Section 16 hereof or in placing the Aircraft in the condition and with airworthiness certification as required by such Section. Further, upon the occurrence of any of the events specified in Sections 17(e), 17(f), and/or 17(g), this Lease shall immediately terminate and Lessee shall forthwith, or shall require and instruct any such receiver or trustee to return the Aircraft to Lessor in the condition required by and otherwise in accordance with
Section 16 hereof.

           (b) In effecting any repossession, Lessor, its representatives and agents, to the extent permitted by Applicable Law shall: (i) have the right to enter upon any premises where it reasonably believes the Aircraft, the Airframe, an Engine or Part to be located; (ii) not be liable, in conversion or otherwise, for the taking of any personal property of Lessee which is in or attached to the Aircraft, the Airframe, an Engine or Part which is repossessed; provided, however, that Lessor shall return to Lessee all personal property of Lessee which was on the Aircraft at the time Lessor re-takes possession of the Aircraft; (iii) not be liable or responsible, in any manner, for any inadvertent damage or injury to any of Lessee's property in repossessing and holding the Aircraft, the Airframe, an Engine or Part, except for that caused by or in connection with Lessor's gross negligence or willful misconduct; (iv) have the right to maintain possession of and dispose of the Aircraft, the Airframe, an Engine or Part on any premises owned by Lessee or under Lessee's control; and (v) have the right to obtain a key to any premises at which the Aircraft, the Airframe, an Engine or Part may be located from the landlord or owner thereof.

           (c) If demanded by Lessor, Lessee, at its sole expense, shall assemble and make the Aircraft, the Airframe, any Engines or Parts available at such location as may be directed by Lessor. Lessee hereby agrees that, in the event of the return to or repossession by Lessor of the Aircraft, the Airframe, any Engines or Parts, any rights in any warranty (express or implied) heretofore assigned to Lessee or otherwise held by Lessee shall without further act, notice or writing be assigned or reassigned to Lessor, if assignable. Lessee shall be liable to Lessor for all out-of-pocket expenses, disbursements, costs and fees incurred in: (i) repossessing, storing, preserving, shipping, maintaining, repairing and refurbishing the Aircraft, the Airframe, an Engine or Part to the condition required by Section 16 hereof; and (ii) preparing the Aircraft, the Airframe, an Engine or Part for sale or lease, advertising the sale or lease of the Aircraft, the Airframe, an Engine or Part and selling or releasing the Aircraft, the Airframe, an Engine or Part. Lessor is hereby authorized and instructed, at its option, to make reasonable expenditures which Lessor, in its sole discretion, considers advisable to repair and restore the Aircraft, the Airframe, an Engine or Part to the condition required by Section 16 hereof, all at Lessee's sole expense.

           (d) Whether or not Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights hereunder with respect to the Aircraft, Lessor, by written notice to Lessee specifying a payment date not earlier than ten (10) days from the date of such notice, may demand, and Lessee hereby agrees to pay to Lessor on demand on the payment date specified in such notice, as liquidated damages for loss of a bargain and not as a penalty, any Rent due on or before such payment date plus an amount equal to the excess, if any, of (A) the Casualty Value over (B) the fair market value of the Aircraft, computed as of the payment date specified pursuant to this Section 18(d), except that Lessee shall be required to pay the Casualty Value without credit for fair market value if Lessee does not voluntarily return the Aircraft to Lessor within such ten (10) day notice period at the location designated by Lessor or other location mutually agreed to between Lessor and Lessee, together with interest, to the extent permitted by Applicable Law, at the Interest Rate on the amount of such excess, if any, from such payment date specified pursuant to this Section 18(d) to the date of actual payment of such amount.

           (e) Whether or not Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights hereunder with respect to the Aircraft or Lessee upon the occurrence of an Event of Default, Lessee and Lessor hereby stipulate that Lessor shall be entitled to sequester the Aircraft and Lessee hereby agrees to deliver the Aircraft into the custody of Lessor or its designated agents for such purpose, at Lessee's expense, upon receipt of a written demand from Lessor with respect thereto.

           (f) No remedy referred to in this Section 18 is intended to be exclusive, but, to the extent permissible hereunder or under Applicable Law, each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity; and the exercise or beginning of exercise by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any or all of such other remedies. No express or implied waiver by Lessor of any Default or Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Default or Event of Default.

Section 19.      Alienation.

Lessor shall have the right, at its sole cost and expense, to assign, sell or encumber any interest of Lessor in the Aircraft (other than the Hush Kits) or this Lease and/or the proceeds hereof subject to the rights of Lessee under the provisions of this Lease, and in accordance with Applicable Law; and provided that the Aircraft shall remain registered in the United States, and provided further that in the event of a sale of the Aircraft, any such purchaser shall be a Person of recognized standing and ability in the aviation industry so as to be able to fulfill its obligations as lessor hereunder to the reasonable satisfaction of Lessee. To effect or facilitate any such assignment, sale or encumbrance, Lessee agrees to provide, at Lessor's sole cost and expense, such agreements, consents, conveyances or documents as may be reasonably requested by Lessor, which shall include, without limitation, in the event of a sale complying herewith, an unrestricted release of Lessor from its obligations under this Lease. The agreements, covenants, obligations and liabilities contained herein including, but not limited to, all obligations to pay Rent and indemnify each Indemnitee are made for the benefit of each Indemnitee and their respective successors and permitted assigns; provided, however, that no assignment, sale or encumbrance shall increase the aggregate financial exposure or Rent obligations of Lessee under this Lease as compared to what such obligations would have been had such assignment, sale or encumbrance not occurred. In the event this Lease is assigned, sold or encumbered by Lessor, any assignee, transferee or Lessor Lender shall agree in writing delivered to Lessee as a condition precedent thereto not to disturb or otherwise interfere with the quiet enjoyment by Lessee of the Aircraft so long as no Default or Event of Default shall have occurred and be continuing, and that such assignee, transferee or Lessor Lender shall have no interest whatsoever in the Hush Kits absent Lessee's express transfer or conveyance thereof in a written bill of sale. Any purchaser of the Aircraft subject to the Lease shall assume the obligations of Lessor, specifically including Lessor's obligations under Exhibit E hereto, under the Lease and shall acknowledge in writing to Lessee, receipt of the Security Deposit and Maintenance Reserves remaining at the time of any such purchase, and that it shall receive, hold and distribute such funds only in accordance with and subject to the terms and conditions of this Lease. Any subsequent sale, assignment or encumbrance made by any transferee, assignee, or mortgagee shall be subject to the terms of this
Section 19.

Section 20.      Miscellaneous.

           (a) Severability, Amendment and Construction. Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof; and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by Applicable Law, Lessee hereby waives any provisions of Applicable Law which renders any provisions hereof prohibited or unenforceable in any respect. This Lease supersedes any prior or contemporaneous agreements, whether oral or in writing, of the parties hereto and shall constitute the entire agreement of the parties hereto. No term or provision of this Lease may be changed, waived, discharged or terminated orally, but only by an instrument in writing expressed to be a supplement to this Lease signed under hand by an officer of the party against which the enforcement of the change, waiver, discharge or termination is sought. This Lease shall constitute an agreement of lease, and nothing herein shall be construed as conveying to Lessee any right, title or interest in the Aircraft or any Engine or Part except as a lessee only, and subject in all events to the terms and conditions hereof. The headings in this Lease are for convenience of reference only and shall not define or limit any terms of the provisions hereof. Whenever required by the context hereof, the singular shall include the plural and vice versa. All Exhibits and Schedules attached hereto are incorporated herein by reference and are deemed to be a part hereof.

           (b) Governing Law; Jurisdiction. (i) This Lease shall in all respects be governed by, and construed in accordance with, the laws of the State of California, including all matters of construction, validity and performance. Lessor and Lessee hereby expressly submit to the non-exclusive jurisdiction of California. Lessee further agrees that any legal action or proceeding against it or any of its assets may be brought in California or in any jurisdiction where Lessee or any of its assets may be found.

                 (ii) Lessee further irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to Lessee and to Lessee's counsel at their respective addresses set forth in Exhibit C hereto. The foregoing, however, shall not limit the rights of the Lessor to serve process in any other manner permitted by Applicable Law or to bring any legal action or proceeding or to obtain execution of judgment or to recover the Aircraft in any jurisdiction. Lessee further agrees that final judgment against Lessee in any action or





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
proceeding or arbitration in connection with this Lease or any of the other Operative Agreements shall be conclusive and may be enforced in any other jurisdiction within or outside of California by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and the amount of Lessee's indebtedness. Lessee hereby irrevocably waives, to the fullest extent permitted by Applicable Law, any objection which Lessee may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Lease or any of the other Operative Agreements brought in California or the courts of any country or place where Lessee or any of its assets may be found, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in California has been brought in an inconvenient forum.

                 (iii) The foregoing submission to jurisdiction shall not be construed so as to limit the right of either party to take proceedings to enforce any judgment awarded against the other in whatsoever jurisdictions shall to it seem fit nor shall the taking of proceedings in any one or more jurisdiction, preclude the taking of proceedings in any other jurisdiction, whether concurrently or not. To the extent that each of Lessor and Lessee may be entitled, in any jurisdiction on which judicial proceedings may at any time be commenced with respect to this Lease or any instrument, agreement or documents contemplated hereby or referred to herein, to claim for itself or its revenues or assets immunity (whether by reason of sovereignty or otherwise) from suit, from the in rem or in personam jurisdiction of any court, from attachment prior to judgment, from attachment in aid of execution of judgment or from any other legal process, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), each of Lessor and Lessee hereby irrevocable waives such immunity in respect of suit, jurisdiction of any court attachment prior to judgment, attachment in aid of execution of judgment, set-off, execution of judgment and other legal process and consents generally in respect of any such legal action or proceedings to the giving of any relief or the issue of any process in connection with such action or proceedings including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) or any order or judgment which may be made or given in such action or proceedings. Lessee hereby expressly and irrevocably waives any rights it may have to a trial by jury in any action or proceeding brought to enforce any provision of this Lease or any of the other Operative Agreements.

           (c) Notices. All notices required under the terms and provisions hereof shall be in writing, shall be sent to Lessor or Lessee at their respective addresses or facsimile numbers set forth in Exhibit C hereto (or such other addresses or facsimile numbers as the parties may designate from time to time by notice pursuant to this Section 20(c)) by telefax and by air courier.

           Any such notice shall become effective upon the earlier of actual receipt or the fifth (5th) day following the date such notice is sent by air courier.

           (d) Lessor's to Perform for Lessee. If Lessee fails to make any payment of Supplemental Rent required to be made by it hereunder or fails to perform or comply with any covenant, agreement or obligation contained herein, Lessor shall have the right but not the obligation to make such payment or conform or comply with such agreement, covenant or obligation, and the amount of such payment and the amount of the reasonable expenses of Lessor incurred in connection with such payment or the performance thereof or compliance therewith, together with interest thereon at the Interest Rate, shall be payable by Lessee to Lessor (as Supplemental Rent) upon demand. Lessor agrees to notify Lessee in writing prior to making any payment under this Section 20(d), unless the Aircraft will be in danger of loss, sale, confiscation, forfeiture or seizure should such payment not be made. The taking of any such action by Lessor pursuant to this Subsection 20(d) shall not constitute a waiver or release of any obligation of Lessee under the Lease, nor a waiver of any Event of Default which may arise out of Lessee's nonperformance of such obligation, nor an election or waiver by Lessor of any remedy or right available to Lessor under or in relation to this Lease.

           (e) Counterparts. To the extent, if any, that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction) no security interest in this Lease or in any Lease Supplement may be created through the transfer or possession of any counterpart other than the original counterpart, which shall be so identified. Subject to the preceding sentence, this Lease and each Lease Supplement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

           (f) Quiet Enjoyment. Lessor covenants that, so long as no Event of Default has occurred and is continuing, Lessee shall quietly enjoy the use and possession of the Aircraft without interference by Lessor, or by any Person lawfully claiming by or through Lessor.

           (g) Brokers. Each party agrees to indemnify and hold the other harmless from and against any and all claims, suits, damages, costs and expenses (including, but not limited to reasonable attorneys' fees) asserted by any agent, broker or other third party for any commission or compensation of any nature whatsoever based upon the lease of the Aircraft, if such claim, damage, cost or expense arises out of any action or alleged action by the indemnifying party, its employees or agents.

           (h) Confidential Treatment. Each of the parties agrees not to disclose to any third party (other than their auditors and respective professional advisors, lenders or potential lenders, and except as otherwise required by Applicable Law) any non-public, proprietary information provided by and concerning the other party which the other party specifies as being of a sensitive and confidential nature, including but not limited to the amount of Basic Rent due and owing hereunder.





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
           (i) Section 1110. To the extent provided thereby (or to the fullest extent it may lawfully so agree, whether or not provided thereby), Lessee hereby agrees that any right of Lessor to take possession of such Aircraft or Engines in compliance with the provisions of this Lease and in accordance with Section 1110 of Title 11 of the United States Code or any similar provision of any superseding statute, as amended from time to time, shall not be affected by the provisions of Sections 362 or 363 of said Title, or other analogous part of any superseding statute, as amended from time to time, and accordingly, it is the intention of the parties hereto that this Lease be afforded the benefits of said Section 1110.

           (j) Expenses. Each party will pay all expenses (including legal, professional and out-of-pocket expenses) incurred or payable by it in connection with the negotiation, preparation, and execution of this Lease and the other Operative Agreements and all such expenses related to any amendment to or extension of or other documentation in connection with, or the granting of any waiver or consent under this Lease and the other Operative Agreements. Notwithstanding the foregoing, Lessee will pay to Lessor and Lessor Lender or its order on demand all reasonable expenses (including reasonable legal and other costs) payable or incurred by Lessor and Lessor Lender for FAA counsel and in connection with the enforcement of, registration of or preservation of any of Lessor's and Lessor Lender rights under this Lease and the other Operative Agreements associated with or arising, directly or indirectly, from the occurrence of an Event of Default or from a Permitted Sublease hereunder.

Section 21.      Renewal.

                 Provided that no Default or Event of Default has occurred and is continuing, then Lessee may, upon ninety (90) days advance written notice to Lessor, elect to extend the Term of this Lease, for an additional twenty four
(24) months, from eighty four (84) months to one hundred and eight (108) months. All other terms and conditions of this Lease, and the respective parties obligations hereunder, including but not limited to the payment of Rent, shall continue in full force and effect.

Section 22.      Merger.

                 Provided that no Default or Event of Default shall have occurred and be continuing, in the event that Lessee consolidates with or merges into any other corporation or conveys, transfers or leases in one or more transactions substantially all of its assets to any Person (a "Merger Transaction"), prior thereto the Lessee shall cause the successor entity (the "Successor") to execute and deliver to Lessor a duly authorized, valid, binding and enforceable agreement in form and substance reasonably satisfactory to Lessor containing an assumption by the Successor of the due and punctual performance and observance of all terms, covenants, agreements and conditions of this Agreement to be performed or observed by Lessee, and such other matters as Lessor may reasonably request; and provided further that the Successor shall be solvent and shall be able to fulfill all of the obligations of Lessee hereunder.

                 [Remainder of Page Intentionally Left Blank.]





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
IN WITNESS WHEREOF, Lessor and Lessee, each pursuant to due authority, have each caused this Lease to be executed by their duly authorized officers as of the day and year first above written.

                         LESSOR:

                         PEGASUS CAPITAL CORPORATION


                         By: /s/ GREGORY HARDING BROWN
                            ----------------------------------------------

                         Name: GREGORY HARDING BROWN
                              --------------------------------------------

                         Title: EXECUTIVE VICE PRESIDENT
                               -------------------------------------------

                         LESSEE:
                         KITTY HAWK AIRCARGO, INC.


                         BY: /s/ RICHARD R. WADSWORTH, JR.
                            ----------------------------------------------

                         Name: RICHARD R. WADSWORTH, JR.
                              --------------------------------------------

                         Title: VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                               -------------------------------------------




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